UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SCRIPPS NETWORKS INTERACTIVE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 28, 2010
PROXY STATEMENT
PROPOSAL 1 Election of Directors
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
CORPORATE GOVERNANCE
REPORT OF THE COMPENSATION COMMITTEE
REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION TABLES
DIRECTOR COMPENSATION
PROPOSAL 2
PROPOSAL 3
REPORT ON RELATED PARTY TRANSACTIONS
INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
REPORT ON SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
OTHER MATTERS

SCRIPPS NETWORKS INTERACTIVE, INC.
312 Walnut Street, Suite 1800
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2010

TO THE SHAREHOLDERS OF SCRIPPS NETWORKS INTERACTIVE, INC.

The Annual Meeting of the Shareholders of Scripps Networks Interactive, Inc. (the “Company”) will be held at the Queen City Club, Cincinnati, Ohio, on Wednesday, April 28, 2010, at 10:00 a.m., local time, for the following purposes:

1. to elect persons as directors of the Company;

2. to approve the 2008 Long-Term Incentive Plan;

3. to approve the Executive Annual Incentive Plan; and

4. to transact such other business as may properly come before the meeting.

The board of directors has set the close of business on March 4, 2010, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.

We have enclosed the 2009 Annual Report, including financial statements, and the proxy statement with this Notice of Annual Meeting.

It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Registered shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your vote on the enclosed proxy card and signing, dating and mailing it in the envelope provided. Returning your executed proxy card, or voting your shares using the toll-free number or the Internet, will not affect your right to attend the meeting and vote your shares in person.

Your proxy is being solicited by the board of directors.

ANATOLIO B. CRUZ III
Chief Legal Officer and Corporate
Secretary

March 15, 2010

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2010.

The Proxy Statement, Annual Report to Shareholders and Proxy Card are available without charge at http://www.proxydocs.com/sni.

SCRIPPS NETWORKS INTERACTIVE, INC.
312 Walnut Street, Suite 1800
Cincinnati, Ohio 45202

PROXY STATEMENT
2010 ANNUAL MEETING
April 28, 2010

This proxy statement, together with the accompanying notice of meeting, proxy card and annual report, is being mailed to shareholders on or about March 15, 2010. It is furnished in connection with the solicitation of proxies by the board of directors of Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders, which will be held on Wednesday, April 28, 2010.

The close of business on March 4, 2010, has been set as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

On March 4, 2010, the Company had outstanding 129,714,826 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 36,218,226 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

Quorum Requirement and Voting

A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding Class A Common Shares is necessary for the election of the three directors to be elected by the holders of the Class A Common Shares and the presence, in person or by proxy, of the holders of a majority of the outstanding Common Voting Shares is necessary for any other action to be taken at the meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so under the regulations of the NYSE.

In counting votes on a particular item, the company will treat abstentions as votes cast on the particular matter; therefore, they have the same effect as a vote against the matter. The company will not, however, treat broker non-votes as either votes cast or shares present for matters related to the particular item. As a result, broker non-votes will have no effect on the matter unless the matter requires a majority of the outstanding shares of a class for approval (in which event they will have the same effect as a vote against the matter).

PROPOSAL 1

Election of Directors

A board of eleven directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board of directors may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares
David A. Galloway(1)	66	2008	President and Chief Executive Officer of Torstar Corporation from 1988 until his retirement in May 2002 (a media company listed on the Toronto Stock Exchange).
			Mr. Galloway brings over twenty years of media industry experience to the Company. His previous role as Chief Executive Officer provides him with knowledge, experience and insight into various budget issues as well as oversight, governance and management of large organizations. He holds an MBA from Harvard and has extensive business experience and leadership skills. Additionally, he served on the board of directors of The E.W. Scripps Company (from which the Company was spun off in July 2008), which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.

Dale Pond(2)	63	2008	Retired Senior Executive Vice President, Chief Merchandising Officer of Lowe’s Companies. Mr. Pond held this position from 2003 until his retirement in 2005.
			Mr. Pond brings over thirty-five years of business experience and expertise in merchandising, marketing and strategy development. His former role as a senior executive with Lowe’s provides him with knowledge, experience and insight into various budgetary issues as well and oversight and management of large public companies. His service as chair of the compensation committee and nominating and governance committee on another board of directors has provided him with insight and perspective regarding current issues on executive compensation and governance.

Ronald W. Tysoe(3)	56	2008	Senior Advisor of Perella Weinberg Partners LP from October 2006 to September 2007; Vice Chairman from April 1990 to October 2006 of Federated Department Stores, Inc. (now Macy’s Inc.).

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

			Mr. Tysoe brings significant experience in accounting and finance, including serving on a number of audit committees of public companies and as a former Chief Financial Officer of a large public company. Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act. Additionally, he served as a director of The E.W. Scripps Company, which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.

Nominees for Election by Holders of Common Voting Shares

John H. Burlingame(4)	76	2008	Retired Partner since January 2003, Active Retired Partner from January 2000 to December 2002; Senior Partner from January 1998 to December 1999; Partner from June 1997 through December 1997 and Executive Partner from 1982 through 1997 of Baker & Hostetler LLP (law firm).
			Mr. Burlingame brings to the Company experience in legal matters as a result of his legal career and institutional knowledge of the Company from his service as a Trustee of the Edward W. Scripps Trust (the “Trust”), the Trust that holds 87.7% of the Common Voting shares. As a result of his long-time affiliation with the Trust, the Company and The E.W. Scripps Company, he brings the perspective of the Company’s largest shareholder.

Michael R. Costa	51	2009	Former Managing Director, Global Markets and Investment Banking/Mergers and Acquisitions of Merrill Lynch & Co. from 1989 through 2008.
			Mr. Costa brings more than twenty years of finance/investment banking experience to the board of directors. He also holds a law degree. His prior work experience includes serving as a financial advisor to numerous corporations/boards of directors in the media and communications industries in connection with mergers, acquisitions and corporate restructurings.

Kenneth W. Lowe	59	2008	Chairman, President and Chief Executive Officer of the Company since July 2008. President and Chief Executive Officer of The E.W. Scripps Company from October 2000 to June 2008. President and Chief Operating Officer from January 2000 to September 2000 of The E.W. Scripps Company.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

			From his service as the current Chairman, President and Chief Executive Officer of the Company and his prior service as President and Chief Executive Officer and Chief Operating Officer of The E.W. Scripps Company (from which the Company was spun off in July 2008), Mr. Lowe brings deep institutional knowledge and perspective regarding the Company’s strengths, challenges and opportunities. He possesses extensive public company and media (cable network) industry experience.

Jarl Mohn(5)	58	2008	Trustee of the Mohn Family Trust since September 1991, Interim CEO at MobiTV from May 2007 to October 2007; President and Chief Executive Officer of Liberty Digital, Inc. from January 1999 to March 2002; President and CEO of E! Entertainment Television from January 1990 to December 1998.
			Mr. Mohn brings more than twenty years experience in the media industry through his prior positions as Chief Executive Officer of several major media companies. He is known for his vast and extensive industry knowledge, innovative thinking and expertise as well as a thorough understanding of the challenges and opportunities faced by the Company. Additionally, he served as a director of The E.W. Scripps Company, which provided him with institutional knowledge of the Company.

Nicholas B. Paumgarten(6)	64	2008	Chairman, Corsair Capital LLC (an investment firm) since March 2006; Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. from February 1992 to March 2006 (an investment banking firm and an investment fund).
			Mr. Paumgarten has extensive financial industry experience and brings both financial services and corporate governance perspective to the Company as the current Chairman of Corsair Capital, the former Managing Director of J.P. Morgan Chase, and the former Chairman of J.P. Morgan Corsair II Capital Partners L.P. His prior service as a director of The E.W. Scripps Company provided him with institutional knowledge and expertise in the media industry.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Mary McCabe Peirce(4)(7)	61	2008	Trustee of The Edward W. Scripps Trust. Ms. Peirce brings institutional knowledge to the Company through her service as a Trustee of The Edward W. Scripps Trust and as a director of The E.W. Scripps Company. As a result of her service, she has a thorough understanding of the Company’s history and vision.

Jeffrey Sagansky(8)	58	2008	Chairman of RHI Entertainment since February 2009; Chairman of Elm Tree Partners since January 2007; Former Co-Chairman of Peace Arch Entertainment from September 2007 to February 2008; Vice Chairman of Paxson Communications from December 2002 to August 2003; President and CEO of Paxson from 1998 to December 2002.
			Mr. Sagansky brings more than thirty-five years experience managing television operations and investing in television distribution and production companies, which enables him to provide critical insights into the media industry and how best to position the Company for success. He also holds an MBA from Harvard Business School. From his long-term experience in the media industry, he brings expertise and industry knowledge to the board. Also, as a former director of The E. W. Scripps Company, he brings historical knowledge of the Company and its strengths, challenges and opportunities.

Nackey E. Scagliotti(4)(7)	64	2008	Chairman of The E. W. Scripps Company since May 2009; Former Chairman of the board of directors from May 1999 to December 2008 and Assistant Publisher from 1996 to May 1999 of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers). Former President (1999 through 2003) and Publisher (1999 and 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).
			Ms. Scagliotti brings institutional knowledge of the Company as a Trustee of the Trust. Additionally, she serves as Chairman of The E.W. Scripps Company’s board of directors, which provides governance perspective as well as historical knowledge of the Company.

(1)	Mr. Galloway is chairman of the board of directors of the Bank of Montreal, and a director of Toromont Industries (a Caterpillar machinery dealer and gas compression company).

(2)	Mr. Pond is a director of Bassett Furniture and Family Dollar Stores.

(3)	Mr. Tysoe is a director of Canadian Imperial Bank of Commerce, Cintas Corporation (a company providing specialized services, including uniform programs and other products, to businesses), Taubman Centers, Inc. (a real estate company that owns and operates regional shopping centers) and Pzena Investment Management, Inc.

(4)	Mr. Burlingame, Mrs. Peirce and Mrs. Scagliotti are the trustees of The Edward W. Scripps Trust. Mr. Burlingame, Mrs. Peirce and Mrs. Scagliotti are directors of The E. W. Scripps Company.

(5)	Mr. Mohn is a director of comScore (an internet usage measurement company), MobiTV (a private company that provides live television and video programming to cell phones), KickApps (a software company with applications to create social networks and community),Vuze (a peer to peer video distribution platform), Rubicon Project (a private web ad network optimization company) and Riot Games (a private on-line game developer).

(6)	Mr. Paumgarten is a director of Compucredit (a credit card company), Sparta Insurance (an insurance company) and Kyobo Life Insurance Co., Ltd. (a Korean private company).

(7)	Mrs. Peirce and Mrs. Scagliotti are income beneficiaries of The Edward W. Scripps Trust and are first cousins.

(8)	Mr. Sagansky is a director of RHI Entertainment (a producer of TV movies and mini series) and Elm Tree Partners (a private casino development company).

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2010, unless indicated otherwise in the footnotes below, of more than 5% of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

	Total Shares to be
	Beneficially Owned		Percentage of Total
	Class A	Common	Class A	Common
	Common	Voting	Common	Voting
Name and Address of Beneficial Owner	Shares	Shares	Shares	Shares

GREATER THAN FIVE PERCENT SHAREHOLDERS
The Edward W. Scripps Trust(1)	39,192,222	32,080,000	30.7%	87.7%
13350 Metro Parkway, Suite 301 Fort Myers, Florida 33966-4796
Paul K. Scripps and John P. Scripps Trusts(2)	814	3,197,586	—	8.74%
5360 Jackson Drive, Suite 206 La Mesa, California 91942
Harris Associates L.P.(3)	7,046,680	—	5.45%	—
Two North LaSalle St., Suite 500 Chicago, IL 60602-3790

(1)	The trustees of the Trust are John H. Burlingame, Mary McCabe Peirce and Nackey Scagliotti. The Trust will terminate upon the death of one individual. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to certain descendants.

(2)	The shares listed for Mr. Paul K. Scripps include 204,400 Common Voting Shares and 400 Class A Common Shares held in various trusts for the benefit of certain of his relatives. Mr. Scripps is a trustee of the aforesaid trusts. Mr. Scripps disclaims beneficial ownership of the shares held in such trusts. The shares listed also include 2,890,906 Common Voting Shares held by five trusts of which Mr. Scripps is a trustee. Mr. Scripps is the sole beneficiary of one of these trusts, holding 698,036 Common Voting Shares. He disclaims beneficial ownership of the shares held in the other four trusts.

(3)	Based on a Schedule 13G filed by Harris Associates L.P. and Harris Associates Inc. with the SEC on February 11, 2010.

The following table sets forth certain information with respect to the beneficial ownership of Class A Common Shares by the Company’s executive officers and directors as of January 31, 2010.

	Class A	Exercisable	Total Class A	Percentage of
Name of Beneficial Owner:	Common Shares(1)	Options(2)	Common Shares(3)	Percent

Michael R. Costa	0	0	0	*
Anatolio B. Cruz III	56,802	18,206	75,008	*
John H. Burlingame(4)	10,300	35,343	45,643	*
David A. Galloway	15,978	0	15,978	*
Mark S. Hale	38,406	42,333	80,739	*
John F. Lansing	113,105	56,733	169,838	*
Kenneth W. Lowe	539,096	978,711	1,517,807	*
Jarl Mohn(5)	15,337	0	15,337	*
Joseph G. NeCastro	125,607	35,905	161,512	*
Nicholas B. Paumgarten(6)	10,045	64,260	74,305	*
Mary Peirce(4)	1,253	0	1,253	*
Dale Pond	1,253	0	1,253	*
Jeffrey Sagansky	11,755	0	11,755	*
Nackey E. Scagliotti(4)	9,272	44,982	54,254	*
Ronald W. Tysoe	19,785	10,710	30,495	*
All directors & executive	40,248,685	1,327,759	41,576,444	32.10%
officers as a group (21 persons)

*	Shares owned represent less than 1% of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.

(2)	The Class A Common Shares listed for each of the executive officers and directors include shares covered by options that were exercisable at January 31, 2010 and options that were exercisable within 60 days after January 31, 2010.

(3)	The shares listed do not include the balances held in any of the directors’ phantom share accounts created as a result of an election to defer compensation under the 2008 Deferred Compensation Plan for Directors.

(4)	These persons are trustees of The Edward W. Scripps Trust and have the power to vote and dispose of the 39,192,222 Class A Common Shares and the 32,080,000 Common Voting Shares held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

(5)	The shares for Mr. Mohn include 100 shares held in a S corporation that is 100% controlled by The Mohn Family Trust.

(6)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2009 Board Meetings

During 2009, the board of directors held four regularly scheduled meetings and four special meetings. All directors attended all of the meetings of the board of directors and of the committees on which they served during the year ended December 31, 2009, except for two directors who each missed one special meeting.

Executive Sessions of Directors

Executive sessions of non-management directors are held regularly. A lead director selected by the board of directors or another non-management director selected by the board of directors at the time of the meeting presides at each of these meetings. Nicholas B. Paumgarten has been selected as the lead director by the board of directors.

Committee Charters

The charters of the audit, compensation and nominating and governance committees are available for review on the Company’s Web site at www.scrippsnetworksinteractive.com by first clicking on “Investor Relations,” and then “Corporate Governance,” and then on each charter’s name. Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee.  Kenneth W. Lowe, Chair, Nicholas B. Paumgarten and John H. Burlingame are the members of the executive committee. The board of directors may delegate authority to the executive committee to exercise certain powers of the board of directors in the management of the business and affairs of the Company between board of directors meetings.

Audit Committee.  Ronald W. Tysoe, Chair, Michael R. Costa, Dale Pond and Jeffrey Sagansky are the members of the audit committee. The purpose of the committee is to assist the board of directors in fulfilling its oversight responsibility relating to: (1) the integrity of the company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the evaluation of enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2009, the audit committee held eight meetings. Each member of the audit committee is financially literate, under applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) standards. In addition, Mr. Tysoe is an “audit committee financial expert,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from the Company, other than the board of directors compensation described elsewhere in this proxy statement, as determined in accordance with applicable SEC and NYSE rules.

The Company does not limit the number of other audit committees on which the members serve; however, in each case, the board of directors evaluates and determines whether commitments to serve on other audit committees impairs such member’s effective service to the Company. Mr. Tysoe currently serves on the audit committees of four public companies, in addition to service on the audit committee of the Company. The Company’s board of directors reviewed this service commitment and determined that such simultaneous service does not impair his ability to effectively serve on the Company’s audit committee.

Compensation Committee.  David A. Galloway, Chair, John H. Burlingame, Jarl Mohn and Ronald W. Tysoe are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board of director’s responsibilities relating to compensation of the Company’s directors and officers. The committee reviews and approves the Company’s goals and objectives relevant to compensation of senior management and evaluates the performance of senior management in light of those goals and objectives. With respect to the senior managers, the committee establishes base compensation levels, the terms of incentive compensation plans and equity-based plans and post-service arrangements. The committee approves all awards under the Company’s Long-Term Incentive Plan and approves awards under the Company’s Executive Annual Incentive Plan. The committee reviews all of the components of the chief executive officer’s compensation, including goals and objectives, and makes recommendations to the board of directors.

With respect to any funded employee benefit plans, the committee appoints and monitors named fiduciaries. On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers and makes recommendations with respect thereto to the board of directors. The committee reviews and makes recommendations with respect to director compensation to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers and directors. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosure included in the Company’s proxy statement. During 2009, the compensation committee held five meetings.

Nominating and Governance Committee.  Nackey E. Scagliotti, Chair, John H. Burlingame, Nicholas B. Paumgarten, Mary McCabe Peirce and Jeffrey Sagansky are the members of the nominating and governance committee. The purpose of the committee is (1) to assist the board of directors by identifying individuals qualified to become board members and to recommend director nominees to the board of directors; (2) to recommend to the board the Corporate Governance Guidelines applicable to the Company; (3) to lead the board of directors in its annual review of the board of director’s performance; and (4) to recommend to the board of directors nominees for each committee of the board of directors. During 2009, the nominating and governance committee held three meetings.

Pricing Committee.  Michael R. Costa, Jarl Mohn and Ronald W. Tysoe were the members of a special pricing committee appointed by the board of directors in 2009 in connection with the renewal of the Company’s affiliate agreements. The pricing committee met three times in the fourth quarter of 2009 and one time in the first quarter of 2010.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating and governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by clicking on “Investor Relations,” then “Corporate Governance,” and “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202.

Code of Ethics

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Ethics which is applicable to all employees. The Company’s corporate ethics program director is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. The Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers is available for review on the Company’s Web site and to any shareholder who requests a printed copy. Amendments to the policies and waivers of provisions applicable to executive officers or directors may only be made by the board of directors or an authorized committee of the board of directors. Any such amendment or waiver will be promptly disclosed on the Company’s Web site within four business days.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that the best, most ethical choices are made at work. To support this commitment, the Company established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflicts of interest, discrimination or harassment; diverting of product or business activity; embezzlement; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; securities violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of

EthicsPoint, an independent firm. This number (888-258-3507) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com).

Charitable Contributions

The Company has not made any charitable contributions, where the amount has exceeded $1 million or 2% of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Board Leadership Structure

Kenneth W. Lowe serves as both the chairman of the Company’s board of directors and as its president and chief executive officer. The board of directors has also appointed a lead director, Nicholas B. Paumgarten, who presides at all meetings of the board of directors at which the chairman is not present, including executive sessions of the independent directors. The lead director also serves as a liaison between the chairman and the independent directors, which includes sharing with the chief executive officer such observations, comments or concerns as he and the other independent directors deem appropriate, reviews with the chairman matters to be presented to the board of directors, including meeting agendas and has the authority to call meetings of the independent directors. The Company’s enterprise risk issues are reviewed by the audit committee, which reports on such issues to the board of directors based on periodic reports from management. The chief executive officer’s performance is reviewed annually by the compensation committee, which reports such determinations to the board of directors. The Company deems this leadership structure appropriate as it promotes efficiency in communications between the chief executive officer and the board of directors while monitoring effective independent board oversight over the chief executive officer.

Communications with the Directors

Shareholders and other interested parties wishing to communicate with the independent directors as a group or with any individual director (including the lead director) may do so by addressing a letter to the independent directors or to the individual director and sending it to them in care of the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio 45202. For those who wish to send such communications via e-mail, they can do so to ab.cruz@scrippsnetworks.com. A majority of the independent directors have instructed the corporate secretary to review all communications so received, and to forward directly to the independent directors or the individual director all such communications, except for communications unrelated to the function of the board of directors. Any communications not forwarded will be retained for one year, and any independent director may request the corporate secretary to forward to the independent director any such communication. The corporate secretary will not share direct communications to the independent directors or an individual director with any other member of management unless instructed to do so by the lead director or the independent director to whom the communication was addressed.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by the board of directors at the Annual Meeting of Shareholders.

Director Education

New directors attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating and governance committee annually.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the NYSE. The board has determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

The NYSE requires listed companies to have a majority of independent directors on their boards and to ensure that their compensation committee and governance committee are composed of a majority of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these requirements so long as it discloses to shareholders that the company qualifies as a “controlled company” and is relying on this exemption in not having a majority of independent directors on the board or a majority of independent directors on either of the aforementioned committees. A “controlled company” is a listed company of which more than 50% of the voting power is held by an individual, a group, or another company. The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares, and as such the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Independence

The Company has determined that the following directors have no material relationship with the Company and are independent under the criteria set forth in applicable rules of the SEC, the NYSE Corporate Governance Standards and the Company’s Corporate Governance Principles: John H. Burlingame, Michael R. Costa, David A. Galloway, Jarl Mohn, Nicholas B. Paumgarten, Mary Peirce, Dale Pond, Jeffrey Sagansky, Nackey E. Scagliotti and Ronald W. Tysoe. Additionally, all of the members of the audit committee, nominating and governance committee and the compensation committee are independent under such standards.

Nominations for Directors

The nominating and governance committee will review any candidate recommended by a shareholder of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating and Governance Committee, c/o Mr. Anatolio B. Cruz III, Scripps Networks Interactive, Inc., 312 Walnut Street, Suite 1800, Cincinnati, Ohio 45202.

In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Nomination for Directors — Qualification Standards

When selecting new director nominees, the nominating and governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee seeks diversity on the board of directors in terms of skills and experience and other factors. The committee is responsible for reviewing with the board of directors the experience, qualifications, attributes and skills of nominees as well as the diversity and composition of the board of directors as a whole. A person considered for nomination to the board of directors must be a person of high integrity. Other factors considered are independence, age, skills, and experience in the context of the needs of the board of directors. The nominating and governance committee makes recommendations to the board of directors regarding the selection of director nominees. The committee is required to review annually the effectiveness of the Company’s corporate governance principles, including the provisions regarding director qualifications (including diversity) that are part of the corporate governance principles.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (also referred to as “CD&A”) describes the Company’s compensation philosophy for its named executive officers. For purposes of this CD&A, the Company’s named executive officers are Messrs. Lowe, NeCastro, Lansing, Cruz and Hale. These individuals are referred to collectively as “NEOs”.

Overview of Compensation Program

Objectives

The Company’s executive compensation program is designed to meet the following three objectives that align with and support our strategic business goals:

•	Attract and retain executives who lead the Company’s efforts to build long-term value for shareholders.

•	Reward annual operating performance and increases in shareholder value.

•	Emphasize the variable performance-based components of the compensation program more heavily than the fixed components.

Compensation Elements

The key elements of the Company’s executive compensation program are base salary, annual incentives, long-term incentives consisting of stock options and restricted stock, and retirement benefits. The compensation program also includes certain perquisites, but these perquisites are not a significant element of compensation. Each element of compensation is designed to fulfill the compensation objectives discussed above.

Fixed or
Program	Form	Variable	Objectives

Base salary	Cash	Fixed	•	Serves as attraction and retention incentive
			•	Rewards individual performance
Annual incentive	Cash	Variable	•	Rewards annual operating results
			•	Emphasizes variable performance-based compensation
Long-term incentive, which includes: stock options, and	Equity	Variable	•	Serves as attraction and retention incentive
			•	Rewards for increasing stock price and enhancing long-term value
			•	Aligns interests with shareholders
Performance-based restricted share units	Equity	Variable	•	Serves as attraction and retention incentive
			•	Rewards for maintaining and increasing stock price and enhancing long-term value
			•	Aligns interests with shareholders
			•	Rewards annual operating results
Retirement benefits	Cash	Fixed	•	Serves as attraction and retention incentive

Variable or At Risk Compensation

A significant portion of the compensation program for the NEOs is “variable” or “at risk.” This means that it is contingent upon achieving specific results that are essential to our long-term success and growth in shareholder value. As described in the table above, the variable components of the 2009 compensation program include annual incentives stock options, and performance-based restricted share units.

The compensation committee has not established a specific formula for the allocation of “fixed” and “variable” or “at risk” compensation components and instead retains the discretion to modify the allocation from year-to-year. In general, a larger percentage of Mr. Lowe’s compensation is variable or “at risk” than that of the other NEOs. The compensation committee believes this approach directly aligns the CEO with shareholder interests and is reflective of his greater responsibilities.

The allocation of the total direct compensation is illustrated below:

Analysis of Each Compensation Element

Following is a brief summary of each element of the 2009 compensation program for the NEOs.

Base Salary

In an effort to manage our expenses in the uncertain economic environment, based on the recommendation of the CEO, the compensation committee decided not to increase the base salaries of the NEOs during their annual performance review in February 2009.

Please refer to the “Salary” column of the “Summary Compensation” table for the 2009 base salaries of the NEOs.

Annual Incentive

The annual incentive payout for the NEOs is based on the extent to which certain pre-established performance goals are achieved during the year. The annual incentive compensation is consistent with the Company’s pay for performance philosophy and is also “at risk” because the Company must achieve certain performance goals established by the compensation committee for the NEOs to receive an annual incentive payout. The annual incentive payout affects not only the total value of an NEO’s annual compensation but it also affects other elements of the NEO’s compensation package. The annual incentives are included in an executive’s “final average compensation” for purposes of determining his or her retirement benefits (see “Retirement Plans,” below) and are included in the formula for calculating severance benefits under the employment agreements (see “Employment Agreement,” below) and in the event of a change in control (see “Change in Control Plan” below). The Company believes that this approach to annual incentive awards is effective in matching compensation to performance. This approach is also effective in retaining, motivating and attracting talented executives who deliver strong performance.

Target Incentive Opportunities

The NEOs had the opportunity to earn targeted incentive cash payments that were calculated as a percentage of each executive’s annual base salary. The target incentive opportunities were established by the compensation committee and took into consideration the overall performance of each NEO and recommendations of Mr. Lowe as chief executive officer. The target percentages remained unchanged from 2008.

Performance Goals

The target incentive opportunities are earned based on the extent to which certain performance goals are achieved. The compensation committee established the performance goals and targets for the 2009 performance period. The performance goals were segment profit and earnings per share. The target annual incentive opportunities, performance targets and weighting were:

	Target Annual
	Incentive	Weights
	(As % of	Segment	Threshold	Target	Maximum
NEO	Base pay)	Profit/EPS	Segment Profit	Segment Profit	Segment Profit
			($ millions)	($ millions)	($ millions)

Lowe	120%	60/40	$434.0	$578.7	$723.4
NeCastro	70%	60/40	$434.0	$578.7	$723.4
Cruz	60%	60/40	$434.0	$578.7	$723.4
Lansing	70%	60/40	$448.8	$598.4	$748.0
Hale	50%	30/30/40	$434.0/$448.8	$578.7/$598.4	$723.4/$748.0

Threshold EPS	Target EPS	Maximum EPS

$1.19	$1.59	$1.99

These performance goals were used because:

•	Segment profit. Segment profit is the measure by which the Company evaluates the operating performance of each business segment and the measure of performance most frequently used by investors to determine the value of the enterprise. Segment profit is defined as net income determined in accordance with accounting principles generally accepted in the United States excluding interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items. For NEOs whose primary responsibilities are corporate-wide (Messrs. Lowe, NeCastro and Cruz), the segment profit goal was based on the consolidated performance of the Company. For Mr. Lansing, whose primary responsibility is managing Scripps Networks, the segment profit goal was based on performance of that subsidiary. Mr. Hale has a dual role that is both corporate-wide and divisional. His segment profit goal was therefore split between the consolidated performance and the performance of Scripps Networks.

•	Earnings per share. Earnings per share represents the portion of the Company’s profit allocated to each outstanding share of common stock and is the most comprehensive measure of the Company’s profitability on a per share basis.

Payout Percentages

For 2009, the annual incentive opportunity could vary from 0% to 165% of the targeted percentage of base salary, according to the level of overall performance achieved for the year relative to the established performance goal. Due to the uncertainty of the economic environment and concern about the ability to accurately set performance targets for 2009, in February, the compensation committee made a temporary one-year adjustment to flatten the curve for payout of annual incentives for performance achieved between 95% and 103% of target. This payout schedule is a sliding scale that was designed to motivate and reward superior performance. The payout percentage decreases if targeted performance is not achieved, and the payout percentage increases if the company surpasses its targeted goals. For example:

•	If performance is less than 75% of target, no annual incentive is earned.

•	If performance equals 75% of target, only 5% of the incentive award is earned.

•	If performance equals 100% of target, then the entire award is achieved.

•	If performance equals or exceeds 125% of target, then 165% of the award is achieved.

The following table reflects the actual achievement level for each performance goal along with the payout percentage for 2009. Based on the criteria established at the beginning of 2009, the segment profit and earnings per share results were required to be adjusted for certain items including the effects of the uSwitch sale, the programming write-off associated with the Fine Living Network rebranding, and costs related to the Travel Channel transaction. These items were excluded because the Company does not want the NEOs to be inappropriately rewarded or penalized for unexpected events. The Company also wants to encourage the NEOs to make sound operating decisions without being influenced by fluctuations in incentive payouts.

			Percent of	Final Payout
	Target Segment	Adjusted Target	Segment Profit	Percent
NEO	Profit	Segment Profit	Target Achieved	Segment Profit

Lowe	$578.7	$585.6	108.61%	117.22%
NeCastro	$578.7	$585.6	108.61%	117.22%
Cruz	$578.7	$585.6	108.61%	117.22%
Lansing	$598.4	$600.7	108.81%	117.62%
Hale	$578.7/$598.4	$585.6/$600.7	108.61%/108.81%	117.22%/117.62%

		Percent of EPS	Final Payout
Target EPS	Adjusted Target EPS	Target Achieved	Percent EPS

$1.59	$1.64	107.25%	114.49%

Additional Information

For more information on the 2009 annual incentive opportunity for the NEOs, please refer to the “Grants of Plan-Based Awards” table. The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of that table provides the estimated payouts for the NEOs at threshold, target and maximum performance levels for 2009. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts earned by each NEO.

Long-Term Incentives

Our long-term incentive awards are consistent with the Company’s pay for performance philosophy and are intended to create a direct correlation between the Company’s financial performance and stock price and the level of compensation paid to the NEOs. This approach:

(i)	assists in building the stock ownership percentages of the NEOs so that their interests are more closely aligned with the long-term interest of the Company’s shareholders,

(ii) rewards performance that delivers creation of sustainable shareholder value, and

(iii) provides a long-term retention incentive for key employees based on the vesting period.

In February 2009, the compensation committee met to evaluate the Company’s long-term incentive program and to determine whether any changes were warranted given the Company’s status as an independent company. In this regard, the compensation committee made the following decisions:

•	The 2009 long-term incentive value for each NEO was allocated equally between stock options and performance-based restricted share units. The compensation committee decided to return to allocating one-half of the target incentive in the form of full-value performance-based awards, instead of time-based awards, because they focus our executives on increasing segment profit. Segment profit is the measure by which the Company evaluates the operating performance of each business segment and the measure of performance most frequently used by investors to determine the value of the enterprise. It also enhances the Company’s pay-for-performance program.

•	The compensation committee authorized, and shareholders subsequently approved, a program that permitted current employees and directors of the Company to exchange certain outstanding stock options with exercise prices substantially above the current market price of the Company’s Class A Common Shares for a lesser number of restricted shares. The compensation committee and the board of directors believed that the program was necessary to retain and motivate employees and directors whose energy and commitment were critical to the future success of the Company. In addition, the program reduced the Company’s equity award overhang and increased the number of shares available for future awards under the Company’s Long-Term Incentive Plan.

Long-Term Incentive Opportunities

Under the Company’s long-term incentive program, the NEOs were granted equity awards as recommended by the CEO and approved by the compensation committee. The compensation committee approved the 2009 target value of the equity award for each NEO based on each NEO’s position, level of responsibility, total cash compensation, and historical equity grants. Decisions regarding long-term incentive grants were made based on role, amount of impact and retention objectives. In addition, in 2009 the compensation committee included in its analysis a consideration of the value of the NEO’s long-term incentive awards as a percentage of base pay. The committee felt that in order to ensure internal equity among the NEOs that the long-term incentive award should increase as the executive’s level of responsibility and authority in the Company increased. Therefore, in addition to the other factors cited, the changes below also reflect the committee’s initial implementation of a strategy to ensure proper internal alignment among the NEOs. Following is a summary of the 2009 long-term incentive opportunities for each NEO, along with a comparison to 2008 levels

	2008 Long-Term Incentive as a	2009 Long-Term Incentive as a
NEO	Percent of Base Pay	Percent of Base Pay

Lowe	245%	250%
NeCastro	209%	210%
Cruz	108%	125%
Lansing	161%	175%
Hale	129%	125%

Once the compensation committee established the 2009 target value of each NEO’s equity award, one half of the value was awarded as stock options while the other half was awarded as performance-based restricted share units.

Stock Options

The stock options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant, had an eight-year term and will vest in three annual installments, beginning on the first anniversary of the date of grant.

Because the value of stock options increases when the stock price increases, stock options align the interests of NEOs with those of shareholders. In addition, stock options were intended to help retain key executives because they vest over three years and, if not vested, are forfeited if the employee terminates before retirement.

Performance-Based Restricted Share Units

The performance-based restricted share unit awards provided NEOs with an opportunity to increase their own stock ownership levels and at the same time served as a retention incentive. The shares are earned based on the same payout schedule used for the annual incentives. Also, the target performance measure was 2009 consolidated segment profit of $578.7 million. The same threshold and maximum used for the annual incentives apply to the performance-based restricted share unit awards. As described under the Annual Incentive section above, our segment profit results were 108.61% of target resulting in a 117.22% payout. The earned shares vest 25% on March 15, 2010 and 2011 and 50% on March 15, 2012. The table below shows the targets and earned performance share units.

	Target	Earned
NEO	PBRSUs	PBRSUs

Lowe	70,191	82,278
NeCastro	34,607	40,566
Cruz	17,548	20,570
Lansing	29,908	35,058
Hale	13,276	15,562

Additional Information

For more information on the stock option and performance-based restricted share awards granted to NEOs in 2009, including the number of shares underlying each option grant and its exercise price, please refer to the “Grants of Plan-Based Awards” table. For information about the total number of stock options, restricted shares, and restricted share units outstanding as of the end of 2009 with respect to each NEO, please refer to the “Outstanding Equity Awards at Fiscal Year-End” table.

Equity Grant Practices

The compensation committee grants annual equity awards at its February meeting. This meeting date is set typically two years in advance. The compensation committee did not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company did not time the release of material nonpublic information based on equity award grant dates.

Retirement Plans

Effective January 1, 2009, the Company adopted the Scripps Networks Interactive Pension Plan and the Scripps Networks Interactive 401K Savings Plan (“401K Plan”). Effective December 31, 2009, the Company implemented a transitional freeze for its defined benefit pension plan and at the same time enhanced the benefits provided under the 401K Plan. This change was made in order to enhance the Company’s ability to meet the retirement savings objectives of its employees as well as to provide the Company with greater financial certainty with regard to the funding requirements for its retirement plans. In response to an employee survey, the Company learned that its employees did not have a clear understanding of the mechanics of a defined benefit pension model and preferred the transparency of a defined contribution model. In addition, after the spinoff the demographics of the Company’s workforce shifted to a younger and less tenured population where a defined benefit plan is perceived to be of lesser value. As a result, transitioning to a defined contribution model provided a competitive advantage in recruiting and retaining talented employees. In addition, as demonstrated by the recent volatility in the market, a defined benefit model can have widely varying funding requirements for an employer. Moving to a defined contribution model enables the Company to more accurately predict and plan for its pension funding requirements.

As a result of these considerations, the Company implemented a transitional freeze of its defined benefit pension plan effective December 31, 2009. The plan was closed to new participants and the credited service levels used for benefit calculation purposes were frozen. In addition, the consideration of pay growth to calculate benefit levels was limited to a ten-year transition period following the date of the freeze. However, plan participants will continue to accrue service for vesting and early retirement eligibility.

In tandem with the pension plan transitional freeze, the Company added a new company contribution to the current 401K Savings Plan based on a combination of age and service. This Company contribution was intended to mirror some of the financial benefits available under the defined benefit plan that was frozen. All employees who meet the eligibility requirements of the plan, including the NEOs, are eligible for the new company contribution.

In order to attract and retain key executive talent, the Company believes that it is important to provide the executive officers, including the NEOs, with retirement benefits that exceed those generally provided to its employees. As a result:

•	The Company historically supplemented the pension plan for all executives whose pay and contributions exceed the IRS limitations through the Company’s Supplemental Executive Retirement Plan (SERP). As outlined above, consistent with the transitional freeze of the defined benefit plan, the Company’s SERP was also transitionally frozen. For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table.

•	The NEOs may also defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions in each case in excess of what they are able to defer under the 401K Savings Plan due to IRS limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table.

•	Due to legal restrictions for plan design, the transitional freeze of the defined benefit pension plan and accompanying transitional freeze of the Company’s SERP had a disproportionately negative impact on employees of the Company, including the NEOs, whose income levels were above the IRS compensation limits for contributions to qualified retirement plans. In order to address this disproportionately negative impact, the Company added a Supplemental Contribution Plan (SCP) to allow for Company contributions above the IRS contribution limits. The changes to the Company’s plans also had a disproportionately negative impact on employees as their relative ages and length of service increased. To address this negative impact, the Company contribution to the SCP was increased for a group of employees based on age and length of service, including the NEOs.

The Company believes that the SERP, Executive Deferred Compensation Plan and the SCP are important retention and recruitment tools, as many of the companies with which the Company competes for executive talent provide similar benefits to their senior executives.

Health, Welfare and Other Personal Benefits

The NEOs were entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees.

In addition, the NEOs received a financial planning benefit pursuant to the terms of their employment agreements, plus an additional payment to cover the taxes associated with the compensation value of this benefit. They also received membership in luncheon and business clubs, and with respect to Mr. Lowe, a country club membership per his employment agreement.

Moreover, the NEOs are eligible for an executive physical. Typically, the majority of the cost associated with this benefit is covered under the health care plans; however, if certain tests or procedures are not covered, the Company will pay for the difference.

For more information about the perquisites provided in 2009 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements and Change in Control Plan

Employment Agreements

The Company maintains employment agreements with each of Messrs. Lowe, NeCastro, Cruz, Lansing, and Hale. These employment agreements enhance retention incentives for the NEOs and also protect the Company’s interests by imposing confidentiality, noncompetition, non solicitation and other restrictive covenants on the executives.

Each NEO would be entitled to severance benefits under his employment agreement in the event of an involuntary termination of employment without “cause” or a termination by the executive for “good reason”, death or disability. The severance benefits are generally determined as if the executive continued to remain employed through the remainder of the term covered by the employment agreement, consistent with market practices.

In exchange for the severance benefits, the NEOs agree not to disclose Company confidential information and agree not to compete against the Company or solicit its employees or customers for a period of time after termination. These provisions protect the Company’s interests and help to ensure its long-term success.

Change in Control Plan

All NEOs are provided change in control protection under the Company’s Executive Change in Control Plan. Under this plan, a NEO would be entitled to certain severance benefits if a “change in control” were to occur and the Company terminated the executive’s employment without “cause” or the executive terminated his employment with the Company for “good reason” within a two-year period following the change in control. In addition to the benefits available under the Executive Change in Control Plan under these circumstances, Mr. Lowe is entitled to certain additional benefits under his employment agreement. The severance levels were adopted by the compensation committee in 2008.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of NEOs. The change in control protections allow NEOs to focus on the Company’s business and objectively evaluate the benefits to shareholders of proposed transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control.

All equity awards held by NEOs would immediately vest upon a change in control. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This “single trigger” is appropriate because the equity of the Company will change and the Company believes NEOs should have the same opportunity to realize value as common shareholders.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each NEO is entitled to receive under his employment agreement in connection with his termination of employment as well as in connection with a change in control.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Respectfully submitted,

David A. Galloway, Chair
John H. Burlingame
Jarl Mohn
Ronald W. Tysoe

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. John H. Burlingame, David A. Galloway, Jarl Mohn and Ronald W. Tysoe are the members of the compensation committee.

Mr. Burlingame, Ms. Peirce and Ms. Scagliotti served as trustees of The Edward W. Scripps Trust for 2009. The trustees have the power to vote and dispose of the 39,192,222 Class A Common Shares and 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. Ms. Peirce and Ms. Scagliotti are income beneficiaries of the Trust. See “Security Ownership of Certain Beneficial Owners.”

Use of Compensation Consultant

In 2009 the compensation committee engaged Hewitt Associates to provide executive compensation consulting services. Hewitt’s services to the committee have included updates on best practices and market trends in executive and director compensation, recommendations regarding executive and director compensation and independent review of compensation proposals by the Company’s senior management. The total fees for these services in 2009 was $164,997. Hewitt worked closely with the committee, and with management under the oversight of the committee.

In addition to executive compensation services to the committee in 2009, the Company also directly engaged Hewitt to perform other non-related services with fees in 2009 totaling $376,966. These services were not provided by the same business unit or employees of Hewitt that delivered the executive compensation consulting service and approval for the engagement of Hewitt for these services was not requested from the board of directors or compensation committee. These services related to various human resources initiatives undertaken by the Company, including the support required for the Company’s recent emphasis on international expansion. These services were conducted at the request of and under the direction of the Company’s human resources department.

After 2009 year end, but prior to the filing of this proxy statement, Hewitt Associates spun off a portion of its executive compensation practice into a separate, independent firm named Meridian Compensation Partners, LLC. Due to the importance of independence, and to maintain consistent process and representation, the committee has retained Meridian as its ongoing executive compensation consultant.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information concerning compensation paid to the NEOs in 2007, 2008, and 2009. The narrative following the table describes current employment agreements and employment terms with each of our NEOs.

Summary Compensation Table — 2007 — 2009

						Change in
						Pension Value
						and
						Nonqualified
				Option	Non Equity	Deferred
			Stock	Awards	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	($)	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	(1)	($)(2)	($)(3)	($)(4)	($)

Kenneth W. Lowe	2009	1,150,000	1,283,912	1,413,488	1,602,566	1,438,633	80,622	6,969,221
Chairman,	2008	1,150,000	1,667,721	1,915,140	1,368,353	1,152,525	89,656	7,343,395
President & Chief Executive Officer	2007	1,100,000	1,743,557	1,572,500	895,277	840,348	75,973	6,227,655
Joseph G. NeCastro	2009	675,000	633,016	655,196	548,705	172,276	43,284	2,727,477
Executive Vice	2008	675,000	833,860	883,686	468,512	129,947	43,954	3,034,959
President & Chief Financial Officer	2007	600,000	697,443	629,000	244,166	85,598	137,557	2,393,764
John F. Lansing	2009	700,000	547,062	588,553	570,203	272,209	39,966	2,717,993
Executive Vice	2008	700,000	667,088	1,197,973	488,422	235,805	38,000	3,327,288
President, President / Scripps Networks	2007	650,000	453,343	408,850	378,799	183,198	36,750	2,110,940
Anatolio B. Cruz III	2009	575,000	320,983	324,552	400,642	113,066	37,943	1,772,186
Executive Vice	2008	545,833	366,916	439,829	302,469	68,934	36,115	1,760,096
President, Chief Legal Officer & Corporate Secretary	2007	493,750	592,921	314,500	177,826	51,476	34,115	1,664,588
Mark S. Hale	2009	435,000	242,831	253,150	252,839	117,837	32,892	1,334,549
Senior Vice President Technology Operations & Chief Technology Officer	2008	435,000	333,544	610,080	216,233	88,981	30,050	1,713,888

(1)	Reflects the aggregate grant date fair value of the performance based restricted share units (based on the probable outcome of the performance conditions as of the date of grant) and the stock options granted our NEOs. The grant date fair value of the performance-based restricted share units, assuming that the highest level of performance would be achieved, is as follows: Mr. Lowe: $2,118,454; Mr. NeCastro: $1,044,477; Mr. Lansing: $902,652; Mr. Cruz: $529,622; and Mr. Hale: $400,672. The aggregate grant date fair value was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). See Note 23 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 (“Annual Report”) for an explanation of the assumptions made in valuing these awards. For additional information about the equity awards granted in 2009, please refer to the Grants of Plan-Based Awards section of this proxy statement. For information on all outstanding equity awards as of December 31, 2009, please refer to the Outstanding Equity Awards at Fiscal Year-End table. Includes additional expense resulting from the NEO’s participation in the exchange offer described after this table. The price of the Class A Common Shares on the closing date for the Exchange Offer was higher than the price on the date the exchange ratios were established. This resulted in an incremental accounting charge to the Company.

(2)	Reflects the annual incentive earned by each NEO under the Executive Annual Incentive Plan for the applicable calendar year. For additional information about the 2009 annual incentive opportunities, please refer to the Grants of Plan-Based Awards and CD&A sections of this proxy statement.

(3)	Reflects the increase in the present value of the accumulated benefits under the pension plan and the Supplemental Executive Retirement Plan (“SERP”) for the applicable calendar year. For information on these plans, please refer to the Pension Benefits table. The NEOs did not accrue any preferential or above-market earnings on non-qualified deferred compensation.

(4)	Reflects the perquisites and other benefits outlined in the table below. For more information about these benefits, please refer to the CD&A.

All Other Compensation Table

							Senior	Charitable
		Financial	Legal	Club		Matching	Executive	Matching
		Planning	Fees	Dues	Tax Gross-Up	Contribution	Physical	Gift	Total
Name		($)(i)	($)(ii)	($)(iii)	($)(iv)	($)(v)	($)(vi)	($)(vii)	($)

Mr. Lowe	2009	15,000	2,329	18,388	12,130	32,775	—	—	80,622
	2008	15,000	4,896	18,332	13,928	34,500	—	3,000	89,656
	2007	15,000		13,964	14,009	33,000	—		75,973
Mr. NeCastro	2009	10,000	—	2,056	7,000	19,228	—	5,000	43,284
	2008	10,000	—	2,060	7,000	20,150	1,744	3,000	43,954
	2007	10,000	—	2,060	107,497	18,000			137,557
Mr. Lansing	2009	10,000	—	—	7,000	19,950	3,016	—	39,966
	2008	10,000	—	—	7,000	21,000	—	—	38,000
	2007	10,000	—	—	7,250	19,500		—	36,750
Mr. Cruz	2009	10,000	—	2,056	7,000	16,387	—	2,500	37,943
	2008	10,400	—	2,060	7,280	16,375	—	—	36,115
	2007	10,000	—	2,060	7,242	14,813	—		34,115
Mr. Hale	2009	10,000	—	—	7,000	12,397	3,495	—	32,892
	2008	10,000	—	—	7,000	13,050	—	—	30,050
	N/A

(i)	Represents the amount for financial planning services.

(ii)	Represents the amount for legal services related to an amendment to Mr. Lowe’s employment agreement to comply with Section 409A of the Internal Revenue Code.

(iii)	Represents the amount paid for dinning, business and country clubs.

(iv)	Represents reimbursement of taxes imposed on the financial planning benefit, and with respect to Mr. Lowe, a reimbursement for taxes paid in connection with the payment of his legal fees.

(v)	Represents the amount of all matching contributions made under the Company’s 401(k) Plan and Deferred Compensation Plan.

(vi)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.

(vii)	Represents the amount of matching charitable contributions made on behalf of the executive by the Company’s matching gift program.

Salary and Bonus in Proportion to Total Compensation

The NEOs generally receive 45% to 56% of their total direct compensation in the form of base salary and cash incentive awards under the Executive Annual Incentive Plan. Please see the CD&A for a description of the objectives of the Company’s compensation program and overall compensation philosophy.

Employment Agreements

Each of the NEOs have entered into employment agreements with the Company. These employment agreements enhance retention of NEOs and also protect the Company’s interests by imposing confidentiality, noncompetition, nonsolicitation and other restrictive covenants on the executives. The employment agreements establish the minimum base salary and target annual incentive opportunity for the term of the agreement. Following is a brief summary of the employment agreements.

Employment Agreement for Mr. Lowe

Mr. Lowe serves as Chairman, President and Chief Executive Officer pursuant to an employment agreement with a term that extends until June 30, 2010. During the term, Mr. Lowe is entitled to: (i) a base salary that is not less than that paid to him for the immediately preceding year and an annual target bonus opportunity equal to no less than 80% of his salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) life insurance equal to his base salary; and (iv) reimbursement for tax and financial planning up to maximum of $15,000 per year (grossed-up for taxes), the annual membership fees and other dues associated with one country club and one luncheon club, and the costs of an annual physical examination.

Employment Agreements for Mr. NeCastro, Mr. Lansing, Mr. Cruz and Mr. Hale

The Company maintains employment agreements for each of Messrs. NeCastro, Lansing, Cruz and Hale. On July 29, 2008, the Company entered into a new employment agreement with Mr. Hale, and on October 16, 2008, the Company entered into new employment agreements with Messrs. NeCastro, Lansing and Cruz. The term of each agreement is three years. The term may be extended for an additional year (up to two years for Mr. Hale) unless the Company provides prior notice of its intention not to extend. The employment agreements set forth the existing compensation and benefit levels for each executive. For example, during the term: (i) the annual base salary for each executive will be no less than $675,000 for Mr. NeCastro, $540,000 for Mr. Cruz and $700,000 for Mr. Lansing; and $435,000 for Mr. Hale; (ii) the target annual incentive opportunity will be 70% of base salary for Messrs. NeCastro and Lansing, 60% of base salary for Mr. Cruz and 50% of base salary for Mr. Hale; (iii) each executive is eligible to participate in all equity incentive plans, fringe benefit plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company; and (iv) each executive is also entitled to reimbursement for tax and financial planning up to a maximum of $15,000 per year (grossed-up for taxes) ($10,000 for Mr. Hale, grossed-up for taxes), the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Please refer to the “Potential Payments Upon Termination or Change in Control” section for information regarding potential payments and benefits, if any, that each executive is entitled to receive under his employment agreement in connection with his termination of employment or change in control, along with a brief description of the applicable non-competition, non-solicitation, confidentiality and other restrictions applicable to each executive.

Exchange Offer

During 2009 shareholders approved a program that permitted employees and directors of the Company to exchange certain outstanding stock options with exercise prices substantially above the current market price of the Company’s Class A Common Shares for a lesser number of restricted shares that were of the same value as the “out of the money” options. The Company believed that this program was necessary to retain and motivate employees and directors whose energy and commitment would be critical to the future success of the Company. In addition, the program reduced the Company’s equity award overhang while it increased the number of shares available for future awards under the Company’s Long-Term Incentive Plan. The NEOs participated in this exchange at varying levels. The table below lists the number of options exchanged for each NEO and the restricted shares that each received in the exchange. The restricted shares vest equally over two years.

Name	Options Exchanged	New Restricted Shares

Mr. Lowe	669,377	141,301
Mr. NeCastro	358,784	72,624
Mr. Lansing	329,331	67,925
Mr. Cruz	147,261	28,491
Mr. Hale	114,597	21,924

Grants of Plan-Based Awards

The following table sets forth information for each NEO regarding (i) estimated payouts of the annual cash incentive opportunities granted by the Company during 2009, (ii) restricted share awards granted during 2009, and (iii) stock options granted in 2009.

Grants of Plan-Based Awards — 2009

										All Other
									All Other	Option
									Stock	Awards:		Grant
									Awards:	Number of	Exercise	Date Fair
			Estimated Possible Payouts			Estimated Possible Payouts			Number of	Securities	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Under	Price of	Stock and
			Plan Awards(2)			Plan Awards(2)			Stock or	lying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/SH)(5)	($)(6)

Mr. Lowe	2009		69,000	1,380,000	2,277,000
	2/19/2009	2/19/2009				3,510	70,191	115,815				1,283,912
	2/19/2009	2/19/2009								218,466	20.48	1,282,395
	6/26/2009								141,301			3,933,820
	Exchange offer											131,098
Mr. NeCastro	2009		23,625	472,500	779,625
	2/19/2009	2/18/2009				1,730	34,607	57,102				633,016
	2/19/2009	2/18/2009								107,713	20.48	632,275
	6/26/2009								72,624			2,021,852
	Exchange offer											22,921
Mr. Lansing	2009		24,500	490,000	808,500
	2/19/2009	2/18/2009				1,495	29,908	49,348				547,062
	2/19/2009	2/18/2009								93,086	20.48	546,415
	6/26/2009								67,925			1,891,032
	Exchange offer											42,138
Mr. Cruz	2009		17,250	345,000	569,250
	2/19/2009	2/18/2009				877	17,548	28,954				320,983
	2/19/2009	2/18/2009								54,617	20.48	320,602
	6/26/2009								28,491			793,189
	Exchange offer											3,950
Mr. Hale	2009		10,875	217,500	358,875
	2/19/2009	2/18/2009				664	13,276	21,905				242,831
	2/19/2009	2/18/2009								41,319	20.48	242,543
	6/26/2009								21,924			610,364
	Exchange offer											10,607

(1)	The compensation committee approves the annual equity grants for the NEOs, other than Mr. Lowe, effective as of the date of the next board meeting. The board of directors meeting typically occurs the day immediately following the annual award meeting of the compensation committee. Mr. Lowe’s annual equity grant is both approved and effective as of the date of the board of directors meeting.

(2)	Reflects the incentive opportunities granted in 2009 under the Executive Annual Incentive Plan and the performance-based restricted share units granted under the 2008 Long-Term Incentive Plan. Each award had a performance period that commenced January 1, 2009 and ended December 31, 2009. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts under each of these awards when the performance goals were established by the Committee. The threshold equals 5% of the target award and the maximum equals 165% of the target award. The actual 2009 annual incentive payouts are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement. The actual restricted share units credited to the NEOs after the end of the performance period vest 25% on March 15, 2010, 25% on March 15, 2011 and 50% on March 15, 2012, provided that the executive remains employed by the Company. Vesting accelerates upon the executive’s death, disability, or retirement, or in the event of a change in control. The NEOs have no right to vote the share units until they are paid; but they receive dividend equivalents as dividends are paid on the underlying shares during the vesting period. For information on the applicable performance goals and performance periods for each award, please refer to the CD&A.

(3)	Reflects the restricted shares granted to the NEOs in 2009 in exchange for underwater stock options in connection with the exchange offer. The executives have all the rights of a shareholder with respect to these restricted shares, including the right to vote the restricted shares and receive any cash dividends that may be paid thereon. The restricted shares vest in two annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s death or disability or in the event of a change in control.

(4)	Reflects the number of shares that may be issued to the NEO on exercise of stock options granted by the Company in 2009. These stock options vest in three annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s death, disability or retirement, or in the event of a change in control.

(5)	Reflects the exercise price of each stock option reported in the table, which equaled the closing market price of the underlying option shares on the date of grant.

(6)	Reflects the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. See footnote 23 of the Consolidated Financial Statements contained in the Annual Report for an explanation of the assumptions used in the valuation of these awards. Also reflects the incremental fair value, or additional accounting expense, attributable to the exchange offer.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each NEO with respect to (i) each option to purchase Company shares that had not been exercised and remained outstanding as of December 31, 2009, and (ii) each award of Company restricted shares that had not vested and remained outstanding as of December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End — 2009

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option		Stock That	Stock That
		Options	Options	Exercise	Option	Have Not	Have Not
		(#) (1)	(#) (2)	Price	Expiration	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	($)(3)	Date	(#)(4)	($)(5)
Mr. Lowe		214,201		30.00	1/24/2011
		133,875		45.74	2/22/2014
		133,875		45.74	2/22/2014
		200,813		45.49	3/22/2014
	2/22/2007	89,250	44,625	45.59	2/21/2015
	2/21/2008	44,625	89,250	39.80	2/20/2016
	2/19/2009		218,466	20.48	2/18/2017

Total		816,639	352,341			267,668	11,108,222

Mr. NeCastro	2/19/2009		107,713	20.48	2/18/2017

Total		0	107,713			133,631	5,545,687

		25,704		30.00	1/24/2011
Mr. Lansing	2/19/2009		93,086	20.48	2/18/2017

Total		25,704	93,086			118,375	4,912,563

Mr. Cruz	2/19/2009		54,617	20.48	2/18/2017

Total		0	54,617			60,591	2,514,527

Mr. Hale	8/1/2006	10,710		39.63	7/31/2014
	2/21/2008	8,925	17,850	39.80	2/20/2016
	2/19/2009		41,319	20.48	2/18/2017

Total		19,635	59,169			45,663	1,895,015

(1)	Reflects the number of shares underlying the outstanding stock options that have vested as of December 31, 2009.

(2)	Reflects the number of shares underlying the outstanding stock options that have not vested as of December 31, 2009. Vesting can be accelerated based on death, disability, retirement or change in control. The vesting dates for each unexercisable stock option award are as follows:

		Total Number of
		Unvested Stock
		Options
Name	Grant Date	Outstanding	Vesting Date

Mr. Lowe	2/22/2007	44,625	44,625 on 2/22/2010
	2/21/2008	89,250	44,625 on 2/21/2010 and 2/21/2011
	2/19/2009	218,466	72,822 on 2/19/2010, 2/19/2011, and 2/19/2012

	Total	352,341

Mr. NeCastro	2/19/2009	107,113	35,705 on 2/19/2010; 35,704 on 2/19/2011 and 2/19/2012

	Total	107,113

Mr. Lansing	2/19/2009	93,086	31,029 on 2/19/2010 and 2/19/ 2012; 31,028 on 2/19/2011

	Total	93,086

Mr. Cruz	2/19/2009	54,617	18,206 on 2/19/2010 and 2/19/ 2012; 18,205 on 2/19/2011

	Total	54,617

Mr. Hale	2/21/2008	17,850	8,925 on 2/21/2010 and 2/21/2011
	2/19/2009	41,319	13,773 on 2/19/2010, 2/19/2011, and 2/19/ 2012

	Total	59,169

(3)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(4)	Reflects the number of restricted shares and share units outstanding as of December 31, 2009. The vesting dates for each outstanding restricted share or share unit award are as follows:

		Total Number of
		Restricted Shares
		or Restricted Share
Name	Grant Date	Units Outstanding	Vesting Date

Mr. Lowe	2/22/2007	16,019	16,019 on 3/15/2010
	2/21/2008	28,070	14,035 on 2/21/2010 and 2/21/2011
	2/19/2009	82,278	20,570 on 3/15/2010 and 2011 and 41,138 on 3/15/2012
	6/26/2009	141,301	70,650 on 6/26/2010 and 70,651 on 6/26/2011

	Total	267,668

Mr. NeCastro	2/22/2007	6,407	6,407 on 3/15/2010
	2/21/2008	14,034	7,017 on 2/21/2010 and 2/21/2011
	2/19/2009	40,566	10,142 on 3/15/2010 and 2011 and 20,282 on 3/15/2012
	6/26/2009	72,624	36,312 on 6/26/2010 and 6/26/2011

	Total	133,631

Mr. Lansing	2/22/2007	4,164	4,164 on 3/15/2010
	2/21/2008	11,228	5,614 on 2/21/2010 and 2/21/2011
	2/19/2009	35,058	8,765 on 3/15/2010 and 2011 and 17,528 on 3/15/2012
	6/26/2009	67,925	33,962 on 6/26/2010 and 33,963 on 6/26/2011

	Total	118,375

Mr. Cruz	2/22/2007	3,203	3,203 on 3/15/2010
	8/1/2007	2,152	2,152 on 8/1/2010
	2/21/2008	6,175	3,088 on 2/21/2010 and 3,087 on 2/21/2011
	2/19/2009	20,570	5,143 on 3/15/2010 and 2011 and 10,284 on 3/15/2012
	6/26/2009	28,491	14,245 on 6/26/2010 and 14,246 on 6/26/2011

	Total	60,591

Mr. Hale	2/22/2007	2,563	2,563 on 3/15/2010
	2/21/2008	5,614	2,807 on 2/21/2010 and 2/21/2011
	2/19/2009	15,562	3,891 on 3/15/2010 and 2011 and 7,780 on 3/15/2012
	6/26/2009	21,924	10,962 on 6/26/2010 and 6/26/2011

	Total	45,663

(5)	The value was calculated using the closing market price of our Class A Common Shares on December 31, 2009 ($41.50 per share).

Option Exercises and Stock Vested

The following table sets forth information for each NEO with respect to the exercise of options to purchase shares of Company stock during 2009, and the vesting of Company restricted shares and share unit awards during 2009.

Option Exercises and Stock Vested — 2009

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares	Value Realized	Shares	Realized on
	Acquired on	on Exercise	Acquired on	Vesting
Name	Exercise (#)	($)(1)	Vesting (# )	($)(2)

Mr. Lowe	257,040	2,246,143	40,192	831,100
Mr. NeCastro			18,165	375,405
Mr. Lansing			12,420	256,415
Mr. Cruz			10,113	233,988
Mr. Hale	38,556	257,238	6,268	129,413

(1)	Reflects the product of (i) the number of shares acquired upon the exercise of the stock option, multiplied by (ii) the excess of the closing price per share on the date of exercise, over the per share exercise price of the stock option.

(2)	Reflects the product of the number of restricted shares or share units that vested and the closing price per share on the vesting date.

Pension Benefits

The following table sets forth information regarding the pension benefits for each NEO.

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(1)	($)

Mr. Lowe	Scripps Pension Plan	29.67	791,327	0
	SERP	29.67	7,904,204	0
Mr. NeCastro	Scripps Pension Plan	7.67	137,195	0
	SERP	7.67	479,427	0
Mr. Lansing	Scripps Pension Plan	14.42	249,137	0
	SERP	14.42	967,674	0
Mr. Cruz	Scripps Pension Plan	5.75	94,059	0
	SERP	5.75	220,605	0
Mr. Hale	Scripps Pension Plan	15.75	253,811	0
	SERP	15.75	460,316	0

(1)	The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2009. The present value of accumulated benefits was calculated using the same assumptions included in the Annual Report, except that (i) no pre-retirement decrements were assumed, (ii) post-retirement mortality, RP2000 Combined Healthy projected to 2020 with white collar adjustment for 2008 and IRS Required funding mortality for 2010, and (iii) a discount rate of 6.17% (Qualified) and 6.04% (Nonqualified) for 2009 and a discount rate of 6.25% for 2008.

Description of Retirement Plans

Pension Plan

The Company Pension Plan (the “Pension Plan”) as described below was in effect through December 31, 2009. The Pension Plan was a tax-qualified pension plan covering substantially all eligible employees of Scripps Networks Interactive. As described in further detail in the CD&A, the Pension Plan was transitionally frozen effective December 31, 2009. The material terms and conditions of the Pension Plan as they pertained to the NEOs in 2009 included the following:

Benefit Formula:  Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1% of the participant’s average monthly compensation up to an integration level plus 1.25% of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s years of service. The integration level is the average of the Social Security taxable wage bases for the thirty-five years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the eleven years before termination for which the participant’s compensation was the highest.

Compensation:  Subject to the applicable Internal Revenue Code limit ($245,000 for 2009), compensation includes salary, annual incentives earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Company 401K Savings Plan and the Company Choice Plan.

Normal Retirement:  A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement:  A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167% for each month the benefit commences before age 62. Mr. Lowe is the only NEO currently eligible for an early retirement benefit. The Company does not grant extra years of service to any NEO under the Pension Plan.

Disability Retirement:  A participant is eligible for a disability retirement benefit if his or her employment terminates due to disability, but only if he or she is not receiving disability benefits under another company plan and only if the participant has completed 15 years of service. The monthly disability retirement benefit is equal to the monthly normal retirement benefit, except that the monthly disability retirement benefit for any month prior to age 65 that the participant does not receive Social Security benefits is equal to 1.25% of average monthly compensation multiplied by years of service.

Deferred Vested Benefits:  A participant who is not eligible for a normal, early or disability retirement benefit but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5% for each month the benefit commences before age 65.

Form of Benefit Payment:  The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 50% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 50% of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a joint and 50% or 100% survivor annuity (which provides a reduced monthly amount for the participant’s life with the survivor receiving 50% or 100% of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

Preretirement Death Benefits:  A vested participant’s surviving spouse is generally eligible for a preretirement death benefit if the participant dies before benefit commencement. This monthly benefit is equal to an amount based on the joint and 50% survivor annuity and will begin on the later of the month following the participant’s death or the date the participant would have been eligible to commence a benefit.

Postretirement Death Benefits:  A vested participant’s designated beneficiary is generally eligible for a postretirement death benefit if the participant dies after normal retirement, early retirement or disability retirement benefit. This lump sum benefit is equal to three times the participant’s average monthly compensation, with a minimum benefit of $2,500 and a maximum benefit of $10,000.

SERP

The Company Supplemental Executive Retirement Plan (“SERP”) as described below was in effect through December 31, 2009. The SERP was intended to attract and retain executive talent by supplementing benefits payable under the Pension Plan. As described in further detail in the CD&A, the SERP was amended effective January 1, 2010 in connection with the transitional freeze of the Pension Plan. The material terms and conditions of the SERP as they pertained to the NEOs in 2009 included the following:

Eligibility:  An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits.

Benefit Formula:  The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9% gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board.

Benefit Entitlement:  A participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum in the seventh month following termination.

Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each NEO as of December 31, 2009:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)	($)	($)	($)(3)

Mr. Lowe	50,850	25,425	21,273	0	980,331
Mr. NeCastro	63,236	11,888	112,923	0	623,994
Mr. Lansing	25,200	12,600	58,739	0	833,799
Mr. Cruz	18,075	9,037	26,375	0	178,464
Mr. Hale	10,095	5,047	102,352	0	608,944

(1)	Represents the base salary and annual incentive deferred by each NEO during 2009. The deferrals are included in the amounts reflected in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table.

(2)	Represents the matching contribution credited to each NEO during 2009. These matching contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	The aggregate balance as of December 31, 2009 for each NEO includes the following amounts that were previously earned and reported as compensation on the 2006, 2007 and 2008 Summary Compensation Table:

		Annual
	Salary	Incentive	Matching	Restricted
	Deferred	Deferred	Contributions	Stock Units
Name	($)	($)	($)	($)

Mr. Lowe	157,500	0	77,950	394,200
Mr. NeCastro	196,242	61,042	24,700	0
Mr. Lansing	340,250	0	26,850	0
Mr. Cruz	117,552	75,577	17,538	0
Mr. Hale	84,050	60,000	6,150	0

Description of Executive Deferred Compensation Plan

Each NEO is eligible to defer up to 50% of his pre-tax base salary and up to 100% of his pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. After a participant completes one year of service with the Company, he or she is also entitled to a 50% matching credit on base salary deferrals, up to 6% of base salary over the applicable Internal Revenue Code limit ($245,000 for 2009). Payments are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2009, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans and arrangements that require it to pay or provide compensation and benefits to its NEOs in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each NEO in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2009, along with other material assumptions noted below. The actual amounts that would be paid to a NEO upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a NEO has earned prior to the applicable triggering event, such as equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). As a result, it does not provide information on the payout of the 2009 annual incentive, as this award was earned as of December 31, 2009 in accordance with its terms, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the “Outstanding Equity Awards at Fiscal Year-End” table for a summary of each NEO’s vested equity awards, the “Pension Benefits” table for a summary of each NEO’s vested pension benefit, and the “Nonqualified Deferred Compensation” table for a summary of each NEO’s deferred compensation balance. Please see the “Summary Compensation” table for the annual incentive earned by the NEO in 2009.

Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), the Company must make the following payments to or on behalf of the executive:

•	Continued salary payments for the greater of three years or the balance of the term.

•	A lump sum payment equal to the target annual incentive for the greater of two years or the balance of the term (prorated for partial years).

•	A lump sum payment equal to his pro rated target annual incentive opportunity for the year.

•	Continued participation in all employee benefit plans for the greater of two years or the balance of the term of the agreement (reduced by any substantially equivalent benefits provided to him by another employer).

•	Full vesting of all equity awards, with the options remaining exercisable for the remainder of the original term.

For purposes of Mr. Lowe’s employment agreement, the term “cause” generally includes gross misconduct or gross neglect of duties; a material breach of the employment agreement or applicable policy; or the commission of a felony involving embezzlement or theft or any other crime involving moral turpitude. The term “good reason” generally includes a reduction in compensation; a reduction in duties or reporting structure; a relocation outside of Cincinnati, Ohio; or a material breach of the employment agreement by the Company.

Other Employment Agreements

Under the employment agreements for each of Messrs. NeCastro, Lansing, Cruz and Hale, if the Company terminates the executive’s agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), then the executive is entitled to a pro-rated annual incentive based on actual performance for the year of termination, plus base salary, target annual incentive, and medical, dental and life insurance coverage for the greater of 18 months (12 months for Mr. Hale) or the balance of the term.

For purposes of these employment agreements, the term “cause” generally includes embezzlement, fraud or a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a reduction in duties or compensation; a relocation outside principal place of employment; or a material breach of the employment agreement by the Company.

In exchange for the benefits described above, the executives agree not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 6 months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Termination without Cause or
for Good Reason	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale

Cash Severance	6,210,000	2,055,938	2,132,083	1,648,333	1,033,125
Equity
Restricted Stock(1)	11,108,222	0	0	0	0
Unexercisable Options(2)	4,743,880	0	0	0	0

Sub-Total	15,852,102	0	0	0	0

Other Benefits
Health & Welfare(3)	204,187	21,692	21,797	21,275	15,044
Retirement(4)	10,125,350	0	0	0	0

Sub-Total	10,329,537	21,692	21,797	21,275	15,044

Total	32,391,639	2,077,630	2,153,880	1,669,609	1,048,169

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2009, multiplied by (ii) $41.50 per share (the closing market price of our Class A Common Shares on December 31, 2009).

(2)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2009 over the exercise price.

(3)	For Mr. Lowe, this amount represents the premiums for continued medical, dental, disability, life and accidental death insurance, along with continued perquisites and other benefits included in the All Other Compensation column of the Summary Compensation Table. For Messrs. NeCastro, Lansing, Cruz and Hale, the amounts represent premiums for continued medical, dental and life insurance coverage.

(4)	For Mr. Lowe, this amount represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2010, including a post-retirement mortality, RP2000 Combined Healthy projected to 2020 with white collar adjustment for 2008 and IRS Required funding mortality for 2010, and (iii) a discount rate of 6.17% (Qualified) and 6.04% (Nonqualified) for 2009 and a discount rate of 6.25% for 2008.

Death or Disability

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if he dies or suffers a “permanent disability,” the executive, his estate and/or his family become entitled to the following benefits:

•	Continued salary payments for two years (subject to reduction for any proceeds received under any life insurance policy or the Company’s disability plans).

•	In the event of permanent disability, annual payments equal to 60% of his base salary, commencing on the second anniversary of his disability and ending at age 65.

•	Continued medical and dental benefits for two years.

•	A lump sum payment equal to a pro-rated target annual incentive.

•	Immediate vesting of all outstanding equity awards, with the options remaining exercisable for the remainder of the original terms.

The term “permanent disability” means the executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under his employment agreement for a period of 150 consecutive days as determined by a medical doctor selected by the executive and the Company.

Other Employment Agreements

Under the employment agreements for each of Messrs. NeCastro, Lansing, Cruz and Hale, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or his estate) would receive a target annual incentive from January 1 through one year after death or disability (pro-rated for Mr. Hale), plus one times base salary and continued medical and dental benefits for one year.

Long-Term Incentive Plan

If a NEO dies or becomes disabled, then any equity awards issued under the Company’s Long-Term Incentive plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

Termination Due to Death or	Mr. Lowe		Mr. NeCastro	Mr . Lansing	Mr. Cruz	Mr. Hale
Disability	Death	Disability	Either	Either	Either	Either

Cash Severance	2,300,000	2,300,000	1,147,500	1,190,000	920,000	652,500
Equity
Restricted Stock(1)	11,108,222	11,108,222	5,545,687	4,912,563	2,514,527	1,895,015
Unexercisable Options(2)	4,743,880	4,743,880	2,264,127	1,956,668	1,148,049	898,870

Sub-Total	15,852,102	15,852,102	7,809,814	6,869,230	3,662,576	2,793,885

Other Benefits
Health & Welfare(3)(4)	16,402	2,258,902	10,536	10,536	10,536	8,489

Sub-Total	16,402	2,258,902	10,536	10,536	10,536	8,489

Total	18,168,504	20,411,004	8,967,850	8,069,766	4,593,112	3,454,874

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2009, multiplied by (ii) $41.50 per share (the closing market price of the our Class A Common Shares on December 31, 2009).

(2)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2009 over the exercise price.

(3)	For Mr. Lowe, this amount represents premiums for continued medical benefits along with an annual supplemental disability benefit equal to 60% of his base salary, payable during the period from January 1, 2010 through April 7, 2015 (age 65).

(4)	For Messrs. NeCastro, Lansing, Cruz and Hale, this amount represents the premiums for continued medical and dental insurance coverage.

Change in Control

Upon a change in control, all outstanding equity awards held by the NEOs will vest, with the options remaining exercisable for the remainder of the original terms. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition assets accounting for 90% or more of the Company’s revenues, unless the Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity; or (iii) with respect to Mr. Lowe only, a change in the membership of the Company’s Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority.

Change in Control
(Single Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale

Equity
Restricted Stock(1)	11,108,222	5,545,687	4,912,563	2,514,527	1,895,015
Unexercisable Options(2)	4,743,880	2,264,127	1,956,668	1,148,049	898,870

Total	15,852,102	7,809,814	6,869,230	3,662,576	2,793,885

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2009, multiplied by (ii) $41.50 per share (the closing market price of the Class A Common Shares on December 31, 2009).

(2)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2009 over the exercise price.

Qualifying Termination Following a Change in Control

Senior Executive Change in Control Plan

Each NEO participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause,” death or disability or if the executive resigns for “good reason,” within two years after a “change in control,” then the Company or its successor will be obligated to pay or provide the following benefits:

•	A lump sum payment equal to 3.0 times for Mr. Lowe, 2.5 times for Messrs. NeCastro, Lansing and Cruz, 2.0 times for Mr. Hale of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 36 months for Mr. Lowe, 30 months for Messrs. NeCastro, Lansing and Cruz, 24 months for Mr. Hale.

•	A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans the executive would have received if his age and years of service at the time of termination were increased by 3.0 years for Mr. Lowe, 2.5 years for Messrs. NeCastro, Lansing and Cruz, 2.0 years for Mr. Hale. With respect to Messrs. NeCastro, Lansing and Cruz, if the executive is vested under the pension plan at the time of a change in control, then he will be treated as if he had attained at least age 55 with 10 years of service on the date of termination for purposes of calculating his pension benefits.

Under the change in control plan, the terms “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; a relocation outside of principal place of employment; or a material breach of the employment terms by the Company.

In addition to the benefits under the Executive Change in Control plan, Mr. Lowe’s employment agreement provides that he is entitled to receive reasonable outplacement services for a period of 18 months as well as reimbursement for reasonable legal expenses (up to $75,000) if he is required to enforce the agreement in the event of a qualifying termination following a change in control.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Change in Control
(Double Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale

Cash Severance
Other Benefits	7,590,000	2,868,750	2,975,000	2,300,000	1,305,000
Health & Welfare(1)	40,678	40,026	49,248	39,083	42,355
Outplacement	50,000	0	0	0	0
Tax Gross-Ups(2)	0	2,093,735	1,920,848	1,744,165	0
Retirement(3)	13,312,212	1,303,926	2,247,281	1,143,448	566,064

Sub-Total	13,402,890	3,437,687	4,217,377	2,926,696	608,419

Total(4)	20,992,890	6,306,437	7,192,377	5,226,696	1,913,419

(1)	This amount represents premiums for continued medical, dental, vision, disability and life insurance.

(2)	Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to an NEO as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount,” which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2004 - 2008 if the change in control occurs in 2009). If Section 280G applies, then the NEO is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments. The amounts in the tax gross-ups row reflect a tax gross-up for the excise and related taxes, as required under the terms of the arrangements described above. The amounts are merely estimates based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 43.01% for Messrs. NeCastro and Cruz and 35% for Mr Lansing, and (ii) no amounts were allocated to the non-solicitation or non competition covenants contained in the employment agreements.

(3)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2009, including a 6.25% interest rate and the RP2000 mortality table.

(4)	These amounts are in addition to the payments and benefits described under the “Change in Control” caption, above.

Retirement

Only Mr. Lowe is eligible for retirement as of December 31, 2009. Under Mr. Lowe’s employment agreement, if he voluntarily terminates employment with the Company on or after January 1, 2007, all outstanding equity awards granted pursuant to his employment agreement will vest with the options remaining exercisable for the remainder of the original terms.

Termination Due to Retirement Mr. Lowe

Mr. Lowe

Termination Due to Retirement
Equity
Restricted Stock(1)	11,108,222
Unexercisable Options(2)	4,743,880

Total	15,852,102

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2009, multiplied by (ii) $41.50 per share (the closing market price of our Class A Common Shares on December 31, 2009). The number of restricted stock awards outstanding on December 31, 2009, includes the stock units earned pursuant to the performance-based restricted stock unit awards granted in 2009.

(2)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2009 over the exercise price.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned in 2009 by our non-employee directors for services provided to the Company:

	Fees Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation
Name	($)	($)(1)	($)(2)	Total ($)

John H. Burlingame	76,000	94,396	5,000	175,396
Michael Costa	72,056	91,797	5,000	168,853
David A. Galloway	76,000	93,882		169,882
Jarl Mohn	77,500	96,968		174,468
Nicholas B. Paumgarten	63,500	96,968		160,468
Mary Peirce	66,000	91,797		157,797
Dale Pond	77,500	91,797		169,297
Jeffrey Sagansky	86,000	94,933		180,933
Nackey E. Scagliotti	69,000	94,396		163,396
Ronald W. Tysoe	104,000	98,357	5,000	207,357

(1)	Reflects the aggregate grant date fair value of the stock options granted our non-employee directors in 2009. The aggregate grant date fair value was determined in accordance with FASB ASC Topic 718. See Note 35 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards. Also includes the incremental fair value recognized in the exchange offer with respect to each director.

(2)	Matching gift program charitable contributions.

	Stock Options	Incremental
	Grant Date	Value -
Name	Fair Value	Exchange Offer

Mr. Burlingame	91,797	2,599
Mr. Costa	91,797	0
Mr. Galloway	91,797	2,085
Mr. Mohn	91,797	5,171
Mr. Paumgarten	91,797	5,171
Ms. Peirce	91,797	0
Mr. Pond	91,797	0
Mr. Sagansky	91,797	3,136
Ms. Scagliotti	91,797	2,599
Mr. Tysoe	91,797	6,560

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $40,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments.

Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees
Board	$2,500
Executive, Compensation and Nominating and Governance Committees	$2,000
Audit Committee	$2,500
Annual Chair Fees
Executive Committee	$3,000
Audit Committee	$9,000
Compensation Committee	$6,000
Nominating and Governance Committee	$3,000
Pricing Committee	$2,500

Equity Compensation

Each non-employee director is entitled to receive a stock option grant with a target value of $91,800.

The following table provides the number of unexercisable stock options and restricted shares that had not been exercised and remained outstanding as of December 31, 2009 for each director. The stock options are exercisable one year from the date of grant, but may be forfeited upon removal from the board for cause. The restricted shares vest 50% on June 26, 2010 and 50% on June 26, 2011.

	Aggregate
	Number of	Aggregate
	Company Shares	Number of
	Underlying Stock	Unvested Stock
	Options Award	Awards
Name	(#)	(#)(1)

Mr. Burlingame	19,926	8,872
Mr. Costa	14,571	0
Mr. Galloway	14,571	13,978
Mr. Mohn	14,571	15,237
Mr. Paumgarten	78,831	6,261
Ms . Peirce	14,571	1,253
Mr. Pond	14,571	1,253
Mr. Sagansky	14,571	11,755
Ms. Scagliotti	25,281	8,872
Mr. Tysoe	25,281	19,785

(1)	Represents the number of restricted shares each director received as part of the stock option exchange program.

Other Benefits

In addition to the above compensation, the Company’s matching gift program, matches, on a dollar-for-dollar basis up to $3,000 annually, charitable contributions made by non-employee directors to qualifying organizations. This program is also available to all of the Company’s employees.

Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of a designated percentage of the cash compensation received as a director under the Company’s Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on Class A Common Shares, or to a fixed income account that credits interest based on the twelve month average of the 10-year treasury rate (as of November of each year), plus 1%. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

PROPOSAL 2

Approval of Amended and Restated
2008 Long-Term Incentive Plan

Introduction

Upon recommendation of the compensation committee, the board of directors has amended and restated the Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan, as amended (the “Amended Plan”) to, among other things, (i) revise the limits on awards that can be granted to any participant during any calendar year, (ii) enhance our ability to recover equity awards if a participant engages in certain misconduct, (iii) revise the share counting procedures to be consistent with best practices, and (iv) expand the types of awards that may be granted under the plan to specifically include performance shares and other share-based awards.

Approval of the Amended Plan to make the changes to the plan described above requires the affirmative vote of the majority of the Common Voting Shares present in person or by proxy at the annual shareholder meeting and entitled to vote on this proposal. In the event the shareholders fail to approve the Amended Plan, the plan will continue in operation pursuant to its terms without change.

Background

Our board of directors believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility within our company. We expect that the Amended Plan will continue to be an important factor in attracting, retaining and rewarding the high caliber employees and directors essential to our success, and in motivating these individuals to strive to enhance our growth and profitability. The Amended Plan provides for the grant of a full range of equity and cash-based awards, including incentive stock options (or “ISOs”), nonqualified stock options, stock appreciation rights (or “SARs”), restricted shares, restricted share units, performance units, performance shares, dividend equivalents and other awards relating to our Class A Common Shares.

Your approval of the Amended Plan will permit us to structure incentive compensation that preserves our tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). We refer to these awards as qualified performance-based awards. Section 162(m) provides that a public company cannot take a federal income tax deduction for compensation paid to any “covered employee” to the extent the compensation exceeds $1 million in any tax year. A “covered employee” is any employee who on the last day of the tax year is either (i) the Chief Executive Officer or (ii) among the other three highest compensated executive officers (other than the Chief Financial Officer). This deduction limitation does not, however, apply to certain performance-based compensation, including stock options and other performance-based awards granted under a plan approved by shareholders. Pursuant to a special transition rule applicable to spin-off transactions, in order for awards granted after the 2010 annual meeting to qualify for the performance-based compensation exception, our shareholders must approve the material terms of the plan. To that end, your approval of the Amended Plan also will constitute approval of the performance objectives upon which qualified performance-based awards may be based (as further described below under the heading “Performance Objectives”), the annual maximum limits per individual (as further described below under the heading “Individual Limits”), and the eligible employees (as further described below under the heading “Eligibility”).

The complete text of the Amended Plan is attached as Exhibit A to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

Amended Plan Limits

The maximum number of our Class A Common Shares that may be issued or transferred with respect to awards under the amended plan is 19,000,000, which may include authorized but unissued shares, treasury shares, or a combination of the foregoing. Shares covering awards that terminate or are forfeited will again be available for issuance under the amended plan, and upon payment in cash of the benefit provided by any award granted under the amended plan, any shares that were covered by that award will be available for issue or transfer under the amended plan. Shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the amended plan. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the amended plan limit regardless of the number of shares used to settle the SAR.

In order to comply with the rules applicable to ISOs, the amended plan provides that the aggregate number of shares actually issued or transferred upon the exercise of ISOs may not exceed 5,000,000 shares.

Individual Limits

The Amended Plan imposes various individual sub-limits on the number of our Class A Common Shares that may be issued or transferred under the Amended Plan. In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the Amended Plan imposes the following additional individual sub-limits on awards intended to satisfy that exemption:

•	the maximum aggregate number of shares that may be subject to stock options or SARs granted in any calendar year to any one participant will be 1,000,000 shares,

•	the maximum aggregate number of shares of restricted shares and shares subject to restricted share units, performance shares and other stock-based awards granted in any calendar year to any one participant will be 750,000 shares,

•	the maximum aggregate compensation that can be paid pursuant to performance units or other cash-based awards granted in any calendar year to any one participant will be $5,000,000 or a number of shares having an aggregate fair market value not in excess of such amount, and

•	the maximum dividend equivalents that may be paid in any calendar year to any one participant will be $500,000.

Administration

The Amended Plan will be administered by our compensation committee or such other committee as our board of directors selects consisting of two or more directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Internal Revenue Code, and an “independent director” under the NYSE rules. The compensation committee will have full and final authority in its discretion to take all actions determined by the committee to be necessary in the administration of the Amended Plan.

Our board of directors may reserve to itself any or all of the authority and responsibility of the compensation committee under the Amended Plan or may act as administrator of the Amended Plan for any and all purposes. In addition, our board of directors or compensation committee may expressly delegate to a special committee, consisting of one or more directors who are also our officers, some or all of the compensation committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not officers.

Eligibility

The Amended Plan provides that awards may be granted to our employees (including employees of our subsidiaries) and non-employee directors, except that ISOs may be granted only to employees. Approximately 10 non-employee directors and approximately 190 employees would currently be eligible to participate in the Amended Plan.

Duration and Modification

The Amended Plan will terminate on June 30, 2018, or such earlier date as our board of directors may determine. The Amended Plan will remain in effect for outstanding awards until no awards remain outstanding. The board of directors may amend, suspend or terminate the Amended Plan at any time but shareholder approval is required for any amendment to the extent necessary to comply with the NYSE rules or applicable laws. Currently, the NYSE rules would require shareholder approval for a material revision of the Amended Plan, which would generally include a material increase in the number of shares available under the plan, a material extension of the term of the plan, an expansion of the class of participants eligible to participate in the plan, an expansion of the types of awards provided under the plan, a material change in the method of determining the exercise price of stock options, and the deletion or limitation of the provision of the plan prohibiting re-pricing of stock options and SARs. An amendment of the Amended Plan or any award may not adversely affect any outstanding award without the consent of the affected participant, provided that the Committee may amend the plan or any award without a participant’s consent to the extent the Committee deems necessary to comply with applicable law.

Stock Options

Our compensation committee may, at any time and from time-to-time, grant stock options to participants in such number as the committee determines in its discretion. Stock options may consist of ISOs, non-qualified stock options or any combinations of the foregoing awards.

Stock options provide the right to purchase Class A Common Shares at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the compensation committee takes action with respect to such grants). The fair market value of our common stock as reported on the NYSE on March 4, 2010 was $39.43 per share. No stock options may be exercised more than 10 years from the date of grant.

Each grant must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the stock options become exercisable, and (ii) the extent to which the option holder will have the right to exercise the stock options following termination. Our compensation committee will determine the terms in its discretion, which terms need not be uniform among all option holders.

The option price is payable at the time of exercise (i) in cash, (ii) by tendering unrestricted Class A Common Shares that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration that our compensation committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. Any grant of stock options may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares (although, in the case of executive officers and directors, this payment method may be affected by the restrictions on personal loans to executive officers provided by the Sarbanes-Oxley Act of 2002).

SARs

Our compensation committee may, at any time and from time-to-time, grant SARs to participants in such number as the committee determines in its discretion. SARs can be tandem (granted with stock options to provide an alternative to exercise of the option) or free-standing.

The grant price for each freestanding SAR will be determined by the committee, in its discretion, and will be at least equal to the fair market value of a share on the date of grant. The grant price of tandem SARs will be equal to the exercise price of the related stock option. No SAR may be exercised more than 10 years from the date of grant.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a Class A Common Share on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, Class A Common Shares of equivalent value, or in some combination thereof.

Tandem SARs may only be exercised at a time when the related stock option is exercisable and the spread is positive. Upon exercise of a tandem SAR, the related stock option will be surrendered for cancellation.

Each grant of a free-standing SAR must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the SAR becomes exercisable and (ii) the extent to which the holder will have the right to exercise the SAR following termination. Our compensation committee will determine these terms in its discretion, and these terms need not be uniform among all participants.

Restricted Shares

Our compensation committee may, at any time and from time-to-time, grant or sell shares of restricted shares to participants in such number as the committee determines in its discretion.

An award of restricted shares constitutes an immediate transfer of ownership of a specified number of Class A Common Shares to the recipient in consideration of the performance of services. Unless otherwise provided by the compensation committee, the participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Internal Revenue Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by our compensation committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the compensation committee on the date of grant for the period during which such forfeiture provisions are to continue.

Restricted Share Units

Our compensation committee may, at any time and from time-to-time, grant or sell restricted share units to participants in such number as the committee determines in its discretion.

Restricted share units constitute an agreement to deliver Class A Common Shares to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the compensation committee may specify. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted share units, but the compensation committee may authorize the payment of dividend equivalents with respect to the restricted share units.

Performance Shares and Performance Units

Our compensation committee may, at any time and from time-to-time, grant performance shares or performance units to participants in such number as the committee determines in its discretion. A performance share is the equivalent of one Class A Common Share and a performance unit is the equivalent of a dollar value established at the time of the award.

The participant will be required to meet one or more performance objectives (as described below) within a specified period. Payment of the performance shares or performance units depends on the extent to which the performance objectives have been achieved. To the extent earned, the participant will receive payment of the performance shares or performance units at the time and in the manner determined by our compensation committee, in cash, Class A Common Shares, restricted shares, or any combination thereof.

The participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the performance shares, but the compensation committee may authorize the payment of dividend equivalents with respect to the performance shares.

Other Awards

Our compensation committee may, at any time and from time to time, grant or sell other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our

Class A Common Shares or factors that may influence the value of such shares. For example, the awards may include convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of our company or our subsidiaries or other factors determined by the compensation committee.

The compensation committee will determine the terms and conditions of these awards. Class A Common Shares delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the compensation committee determines. We may also grant cash awards, as an element of or supplement to any other award granted under the Amended Plan.

The compensation committee may also grant Class A Common Shares as a bonus, or may grant other awards in lieu of obligations of our company or a subsidiary to pay cash or deliver other property under the Amended Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the compensation committee.

Performance Objectives

Our compensation committee may designate any award as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million executive compensation limit imposed by Section 162(m) of the Internal Revenue Code. If an award is so designated, the compensation committee must establish objectively determinable performance objectives for the award within certain time limits. Performance objectives for such awards will be based on one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

Performance objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the performance of our company or one or more of its subsidiaries, divisions, departments, regions, units, functions, partnerships, joint ventures or minority investments, product lines or products. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that our compensation committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

Acceleration of Awards

Our compensation committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the compensation committee, in its discretion, declares. Any such decisions by the compensation committee need not be uniform among all participants or awards. Unless our compensation committee otherwise determines, any such adjustment that is made with respect to an award that is intended to qualify for the performance-based exception of Section 162(m) of the Internal Revenue Code will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception. Additionally, the compensation committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Internal Revenue Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Internal Revenue Code to fail to satisfy the requirements of Section 409A.

Change in Control

If we experience a change in control, unless otherwise provided under applicable laws or an award agreement: (i) outstanding stock options and SARs shall become fully vested and exercisable and shall remain exercisable for the remainder of their terms; (ii) outstanding restricted shares, restricted share units and other stock-based awards shall become fully vested; and (iii) outstanding performance shares, performance units and other performance-based awards shall vest at the target level. Further, our compensation committee may, in its sole discretion, provide for cash payments in termination of outstanding awards upon a change in control, with the cash payments equal to the difference between the fair market value of the covered shares and the exercise price of the awards, if applicable.

A change in control generally means any of the following: (i) the acquisition of a majority of the company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) a change in the membership of our Board of Directors, so that the current incumbents and their approved successors no longer constitute a majority; or (iii) the disposition of assets accounting for 90% or more of the our revenues, unless The Edward W. Scripps Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity. In addition, with respect to any of our subsidiaries (or any division of a subsidiary), a change in control generally means either (i) the acquisition of a majority of the subsidiary’s voting shares by someone other than the company or an affiliate of the company; or (ii) the disposition of all or substantially all of the assets of a division of any of our subsidiaries.

Termination for Cause

If a participant’s employment or service is terminated by the Company or a subsidiary for “cause,” as determined by the compensation committee in its sole discretion, then, promptly upon receiving notice of the committee’s determination, the participant shall:

•	forfeit all outstanding awards held by the participant;

•	return to the Company or the subsidiary all shares that the participant has not disposed of that had been acquired pursuant to awards granted under the Amended Plan, in exchange for any amount actually paid by the participant for the shares; and

•	with respect to any shares acquired pursuant to an award granted under the Amended Plan that were disposed of, pay to the Company or the subsidiary, in cash, the excess, if any, of: (i) the fair market value of the shares on the date acquired, over (ii) any amount actually paid by the participant for the shares.

Transferability

Except as our board of directors or compensation committee otherwise determines, awards granted under the Amended Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by our compensation committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the Amended Plan may provide that any Class A common shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, our compensation committee will adjust the number and kind of shares that may be delivered under the Amended Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the compensation committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the compensation committee, we will always round down to a whole number of shares subject to any award. Any such adjustment will be made by our compensation committee, whose determination will be conclusive.

Prohibition on Re-Pricing

Subject to adjustment as described under “Adjustments” immediately above, the Amended Plan does not permit, without the approval of our shareholders, what is commonly known as the “re-pricing” of stock options or SARs, including:

•	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	the cancellation of an outstanding stock option or SAR and replacement with another award under the Amended Plan.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the Amended Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

Nonqualified Stock Options.  In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  A participant will not recognize income at the time an ISO is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  A participant will not recognize income upon the grant of a tandem SAR or a free-standing SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

Restricted Shares.  A participant will not be subject to tax until the shares of restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

Unrestricted “Bonus” Stock.  A participant will recognize ordinary income upon the grant of an unrestricted “bonus” stock award equal to the fair market value of the shares received by the participant.

Restricted Share Units, Performance Shares, Performance Units.  A participant will not recognize income upon the grant of restricted share units, performance shares or performance units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

Dividend Equivalents.  Any dividend equivalents awarded with respect to awards granted under the Amended Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

Section 409A.  The Amended Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Internal Revenue Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted shares awards, unrestricted stock awards, stock options and stock appreciation rights that comply with the terms of the Amended Plan are designed to be exempt from the application of Section 409A. Restricted share units, performance shares, performance units and dividend equivalents granted under the Amended Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to Us

To the extent that a participant recognizes ordinary income in the circumstances described above, our Company or our subsidiary for which the participant performs services will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Internal Revenue Code.

New Plan Benefits

Our compensation committee will determine all awards under the Amended Plan for our fiscal year 2010 but no awards to our officers, employees or non-employee directors are currently determinable.

Current Equity Compensation Plan Information

The following table provides information as of December 31, 2009 about our equity compensation plans under which awards are currently outstanding.

	Number of Shares		Number of Shares
	Issuable Upon		Remaining Available for
	Exercise	Weighted-Average	Issuance Under
	of Outstanding	Exercise Price of	Equity Compensation
	Options,	Outstanding Options,	Plans (Excluding Shares
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)(1)	(b)	(c)(2)

Equity compensation plans approved by security holders	8,016,108	$36.20	7,896,436
Equity compensation plans not approved by security holders	—	—	—

Total	8,016,108	$36.20	7,896,436

(1)	Column (a) represents the number of our Class A Common Shares that may be issued in connection with the exercise of outstanding stock options and SARs granted under the Amended Plan.

(2)	Column (c) represents the number of our Class A Common Shares available for future issuance under the Amended Plan.

Recommendation of Our Board of Directors

Approval of the 2008 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the Common Voting Shares represented, in person or by proxy, and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2, THE 2008 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3

Our Executive Annual Incentive Plan

Introduction

We are requesting your approval of the Scripps Networks Interactive, Inc. Executive Annual Incentive Plan (the “AIP”). The AIP was adopted by our board of directors, and approved by our sole shareholder, effective immediately prior to the spin off from The E. W. Scripps Company in 2008. Even though the AIP continues to be in full force and effect since that time, shareholder approval is required to ensure that annual cash incentive awards under the plan continue to comply with the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

Section 162(m) provides that a public company cannot take a federal income tax deduction for compensation paid to any “covered employee” to the extent the compensation exceeds $1 million in any tax year. A “covered employee” is any employee who on the last day of the tax year is either (i) the Chief Executive Officer or (ii) among the other three highest compensated executive officers (other than the Chief Financial Officer). This deduction limitation does not, however, apply to certain performance-based compensation paid under a plan approved by shareholders. Pursuant to a special transition rule applicable to spin-off transactions, awards paid under the AIP prior to the 2010 annual meeting are eligible to qualify for the performance-based compensation exception. In order for awards paid after that meeting to qualify for the performance-based compensation exception, our shareholders must approve the material terms of the AIP.

Approval of Proposal No. 3 requires the affirmative vote of a majority of our Common Voting Shares that are present at the annual meeting and cast on the proposal. If our shareholders do not approve the AIP, then we will not pay any awards to our covered employees under the plan for performance periods beginning in 2010 or later. Nonetheless, we retain the discretion to make awards outside of the AIP without regard to whether such awards would be deductible under Section 162(m).

The complete text of the AIP is attached as Exhibit B to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to Exhibit B.

Administration

The AIP is administered by our compensation committee, or a sub-committee thereof. The committee is authorized to interpret the AIP and to make any other determinations that it deems necessary or desirable for the administration of the plan. Any decision of the committee shall be final, conclusive and binding.

Eligibility and Participation

The compensation committee, in its sole discretion, designates the executives who are eligible to participate in the AIP. The executives will be selected from among our employees who are in a position to have a material impact on our results of operations. Approximately seven employees are currently eligible to participate in the AIP.

Determination of Awards

The compensation committee will designate one or more performance periods, which may be based on a calendar year or any other period designated by the committee. Within the first quarter of the performance period, the committee will establish written performance goals and payout formulas for each participant. The performance goals and payout formulas need not be the same for each participant. The maximum amount payable to any participant for any calendar year under the AIP shall be $4,000,000. Participants must achieve the performance goals established by the committee in order to receive an award under the AIP.

Performance Goals

The performance goals, which must be objective, are based solely on one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue. The foregoing criteria may relate to the company, one or more of its subsidiaries, or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination thereof, and may be applied on an absolute basis or be relative to our annual budget, one or more peer group companies or indices, or any combination, all as the committee shall determine. In addition, to the extent consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

Certification

No awards will be paid for a performance period until the compensation committee has certified in writing whether the applicable performance goals have been met. The committee retains the discretion to reduce or eliminate (but not to increase) any award payable to a participant.

Payment

The award determined by the compensation committee must be paid after the end of the performance period, but in no event later than March 15 of the calendar year immediately following the end of the performance period. If, however, a participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the participant’s employment is otherwise terminated (except for “cause,” as determined by the committee in its sole discretion) during a performance period, then the participant’s award shall be pro-rated and paid at the same time as other awards under the plan, based upon actual performance during the performance period (or at a lower amount, at the discretion of the committee). If a participant terminates employment within one year after a “change in control,” then he or she shall receive an award determined as if the performance goals had been achieved at the 100% level. The award is generally payable within 30 days following termination, but payment will be delayed for 6 months if required to comply with Section 409A of the Code.

Amendment or Termination

The board of directors or the compensation committee may amend, alter or discontinue the AIP at any time, provided that the action does not impair any of the rights or obligations under any award previously granted to a participant without that participant’s consent. No consent is required, however, if the board of directors or the committee, as the case may be, determines in good faith that the action is necessary to comply with Section 409A of the Code, Section 162(m) of the Code or applicable laws. The board of directors may not amend, alter or discontinue the provisions relating to payments in connection with a “change in control” after the occurrence of a change in control.

Plan Benefits

Future benefits to be received by a person or group under the AIP are not determinable at this time and will depend on individual and corporate performance.

Recommendation of Our Board of Directors

Approval of the Executive Annual Incentive Plan requires the affirmative vote of the holders of a majority of the Common Voting Shares represented, in person or by proxy, and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3, THE EXECUTIVE ANNUAL INCENTIVE PLAN.

REPORT ON RELATED PARTY TRANSACTIONS

Related Party Transactions

There were no related party transactions in fiscal 2009. Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy defines a “related party,” requires that management present to the audit committee for its approval any related party transaction, and defines disclosure procedures.

Scripps Family Agreement

General.  The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of The Edward W. Scripps Trust. Such persons and trusts (the “Signatories”) consist of certain descendants of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps was a son of the founder of the Company. John P. Scripps was a grandson of the founder and a nephew of Robert Paine Scripps.

If the Trust were to have terminated as of January 31, 2010, the Signatories would have held in the aggregate approximately 93% of the outstanding Common Voting Shares as of such date.

Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a 10-year period after termination of the Trust and may be renewed for additional 10-year periods.

Transfer Restrictions.  No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting

Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions.  The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the Required Meeting. Each Signatory will be bound by the decision reached by majority vote with respect to each matter brought before the Required Meeting, and at the related annual or special meeting of the shareholders of the Company each Signatory will vote his Common Voting Shares in accordance with decisions reached at the Required Meeting of the Signatories.

John P. Scripps Newspapers

In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of The E.W. Scripps Company (“EWS”) (the “JPSN Merger”), EWS and The Edward W. Scripps Trust entered into the agreement discussed below.

Stockholder Agreement.  The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with EWS in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of EWS or Company Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. In connection with the Separation, EWS assigned any and all of its rights under the Stockholder Agreement with respect to Company Common Voting shares to the Company. Under the agreement, if a shareholder has received a written offer to purchase 25% or more of his Common Voting Shares, the Company has a “right of first refusal” to purchase such shares on the same terms as the offer. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all Common Voting Shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25% or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.

INDEPENDENT AUDITORS

The audit committee of the board of directors appointed Deloitte & Touche LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2009. It is expected that Deloitte & Touche LLP will continue as the independent registered public accountants for the Company for the fiscal year ending December 31, 2010. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.

Independence of the External Auditors.  The committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm.  The following table sets forth fees for all professional services rendered by Deloitte & Touche LLP to the Company for the years ended December 31, 2009 and 2008.

	2009	2008

Audit fees(1)	$1,668,230	$1,134,500
Audit-related fees(2)	233,000	—
Tax Fees(3)	65,726	—

Total Fees	$1,966,956	$1,134,500

(1)	Audit fees include the audit of the parent company and certain subsidiary companies, quarterly reviews and accounting consultations. It also includes fees for consents and comfort letters.

(2)	Audit-related fees include fees for due diligence assistance.

(3)	Tax fees include fees for tax compliance and consultation.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2009. The Audit Committee has also discussed with Deloitte & Touche LLP all matters required by generally accepted auditing standards to be discussed. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable regulations of the Public Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee, and discussed with Deloitte & Touche LLP the independent public accountant’s independence, and has concluded that Deloitte & Touche LLP is independent.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Respectfully submitted,

Ronald W. Tysoe, Chair
Michael R. Costa
Dale C. Pond
Jeffrey Sagansky

REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and owners of more than 10% of the Company’s Class A Common Shares (“10% shareholders”), to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

REPORT ON SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2011 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202, on or before November 15, 2010, for inclusion in the Company’s proxy statement and form of proxy relating to the 2011 Annual Meeting of Shareholders.

If a shareholder intends to raise a proposal at the Company’s 2011 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before January 29, 2011. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2011 proxy statement.

OTHER MATTERS

The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.

The presence of any shareholder at the meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

Under Ohio law and the Company’s Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee. Holders of Class A Common Shares and Common Voting Shares do not have cumulative voting.

If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board of directors does not know of any other matters which will be presented for action at the meeting.

A copy of the Company’s Annual Report for the year ended December 31, 2009 is enclosed.

By order of the board of directors,

ANATOLIO B. CRUZ III
Chief Legal Officer and Corporate Secretary

March 15, 2010

EXHIBIT A

SCRIPPS NETWORKS INTERACTIVE, INC.
2008 LONG-TERM INCENTIVE PLAN
(AS AMENDED AND RESTATED)

1.  Establishment, Purpose, Duration.

a. Scripps Networks Interactive, Inc., an Ohio corporation (hereinafter referred to as the “Company”), maintains the Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan, as amended (hereinafter referred to as the “Plan”).

b. The purpose of the Plan is to attract and retain Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c. The Plan was initially adopted effective immediately prior to the “Distribution Date” as defined in the Employee Matters Agreement by and between The E. W. Scripps Company and the Company (the “Effective Date”). The Company has amended and restated the Plan as provided herein effective as of February 18, 2010, subject to approval of the shareholders of the Company at the annual shareholder meeting to be held on April 28, 2010 (the “Approval Date”). Each outstanding Award granted under the Plan prior the Approval Date shall be administered under, and be subject to the terms and conditions of, the Plan; provided that an Award shall continue to be governed by the terms of the Plan as in effect prior to the Approval Date to the extent that a provision of the Plan, as amended and restated, would result in adverse tax consequences to the Participant with respect to such Award, impair the rights of a Participant under such Award, or result in adverse financial accounting treatment to the Company. Definitions of capitalized terms used in the Plan are contained in Section 25 of the Plan.

d. No Award may be granted under the Plan after the close of business on the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.  Shares Available Under the Plan.

a. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 19,000,000 Shares. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.

b. If any Award granted pursuant to the Plan terminates or is forfeited without having been exercised in full, or if any Award granted pursuant to the Plan is settled (or can be paid only) in cash, then the underlying Shares, to the extent of any such forfeiture, termination or cash settlement, again shall be available for grant under the Plan and credited toward the Plan limit as set forth in Section 2(a). Except as may be required by reason of Section 422 and related provisions of the Code, Shares issued or delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Shares available for Awards under the Plan and will not count against the Plan limit as set forth in Section 2(a) to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

c. Notwithstanding any other provision herein, the following Shares shall not again be available for grant as described above: (i) Shares tendered in payment of the Exercise Price of a Stock Option, (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Moreover, all Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued or delivered to the Participant upon exercise of the right, shall be considered issued or delivered pursuant to the Plan for purposes of Section 2(a).

d. Subject to adjustment as provided in Section 15 of the Plan, up to 5,000,000 Shares may be issued or delivered with respect to ISOs.

e. Subject to adjustment as provided in Section 15 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception:

i. The maximum aggregate number of Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 1,000,000 Shares.

ii. The maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Performance Shares, Restricted Share Units and Other Stock-Based Awards granted in any calendar year to any one Participant shall be 750,000 Shares.

iii. The maximum aggregate compensation that can be paid pursuant to Performance Units or cash-based Awards under Section 10 granted in any calendar year to any one Participant shall be $5,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

iv. The maximum Dividend Equivalents that may be paid in any calendar year to any one Participant shall be $500,000.

3.  Administration of the Plan.

a. The Plan shall be administered by the Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the New York Stock Exchange rules. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

b. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

c. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3(c)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

d. Notwithstanding the above, the Board or Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters established by the Board or Committee, to (i) designate Employees or Directors to be recipients of Awards under the Plan, and (ii) to determine the type and number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a special committee of the Board may not be made with respect to the grant of Awards to Employees who are subject to Section 16(a) of the Exchange Act on the Date of Grant, or who as of the Date of Grant are reasonably anticipated to become “covered employees” within the meaning of Section 162(m) of the Code during the term of the Award. The acts of such special committee shall be treated hereunder as acts of the Board or Committee, as applicable, and such special committee shall report regularly to the Board or Committee, as applicable, regarding the delegated duties and responsibilities and any Awards so granted.

e. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations made under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, and their estates and beneficiaries.

4.  Eligibility and Participation.

a. Each Employee and Director is eligible to participate in the Plan.

b. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

c. Notwithstanding the foregoing provisions of this Section 4, Incentive Stock Options may be granted only to eligible Participants who are Employees of the Company (or a “parent” or “subsidiary” as defined in Section 424(e) and (f) of the Code). Eligible Participants who are Employees of a Subsidiary may be granted Stock Options or Stock Appreciation Rights under the Plan only if the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

5.  Stock Options.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Options to Participants in such number as the Committee shall determine. Each Stock Option grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. The Award Agreement shall separately designate whether the Stock Options are intended to be Incentive Stock Options or Nonqualified Stock Options. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to comply with Section 422 of the Code.

b. The Award Agreement shall specify an Exercise Price for each grant of a Stock Option, which shall be at least equal to the Fair Market Value of a Share on the Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price for each grant of a Stock Option shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

c. The Award Agreement shall specify the expiration date for each Stock Option; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Incentive Stock Option shall not be exercisable later than the fifth (5th) anniversary of its Date of Grant.

d. The Award Agreement shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the Stock Option or installments thereof will become exercisable.

e. The Award Agreement shall specify whether the Exercise Price shall be payable to the Company: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Stock Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless broker-assisted exercise that complies with all Applicable Laws; or (iv) by a combination of the foregoing methods. The Committee may limit any method of payment for administrative convenience, to comply with Applicable Laws, or otherwise.

f. The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Option following termination of the Participant’s employment or provision of services to the Company and/or its Subsidiaries, as the case may be.

g. Notwithstanding anything in this Section 5 to the contrary, Stock Options designated as ISOs shall not be eligible for treatment under the Code as ISOs, and shall instead be treated as Nonqualified Stock Options, to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the Date of Grant) with respect to which such Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Stock Options into account in the order in which they were granted; or (ii) such Stock Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).

h. The Committee or its delegate will automatically order the cashless exercise of in-the-money Nonqualified Stock Options that have vested but have not been exercised on the expiration date of the Award. Participants who are subject to the preclearance section of the Company’s Insider Trading Policy are excluded from this automatic exercise provision.

6.  Stock Appreciation Rights.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such number as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. Each SAR grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. The Award Agreement shall specify a Grant Price for each grant of a SAR. The Grant Price for a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the Date of Grant. The Grant Price of Tandem SARs shall be equal to the Exercise Price of the related Stock Option.

b. The Award Agreement shall set forth the expiration date for each SAR; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

c. The Award Agreement for a Freestanding SAR shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the Freestanding SAR or installments thereof will become exercisable. Each vested Freestanding SAR that has not yet been exercised will be exercised automatically on the last day prior to the expiration date established by the Committee and set forth in the Award Agreement.

d. Tandem SARs may be exercised for all or part of the Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Stock Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO. Each vested Tandem SAR that has not yet been exercised will be exercised automatically on the last day prior to the expiration date of the related Stock Option, so long as the Fair Market Value of a Share on that date exceeds the Exercise Price of the related Stock Option.

e. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price, by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon the SAR exercise shall be in cash, Shares of equivalent value, or in some combination thereof, as determined by the Committee in its sole discretion. The determination of the Committee with respect to the form of payout of SARs shall be set forth in the Award Agreement pertaining to the grant of the Award.

f. The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.

7.  Restricted Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Shares to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Shares shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. Each grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer as provided in this Section 7.

b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

c. The Award Agreement shall specify the Period of Restriction for each Restricted Shares grant.

d. During the applicable Period of Restriction, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee and set forth in the Award Agreement (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

e. Unless otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Restricted Shares may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

f. Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.

g. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all uncertificated Restricted Shares will be in book entry form with appropriate restrictions entered into the records of the Company’s transfer agent relating to the transfer of such Restricted Shares, and any required notice shall be provided.

h. The Committee may provide in an Award Agreement that the Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Shares Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.  Restricted Share Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Share Units to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Share Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. Each such grant or sale of Restricted Share Units shall constitute the agreement by the Company to issue or deliver Shares to the Participant following the end of the Period of Restriction in consideration of the performance of services.

b. Each such grant or sale of Restricted Share Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

c. The Award Agreement shall specify the Period of Restriction for each Restricted Share Unit grant.

d. Each Award Agreement shall set forth the payment date for the Restricted Share Units, which date shall not be earlier than the end of the applicable Period of Restriction.

e. The Award Agreement shall specify whether the Company shall pay earned Restricted Share Units by issuance or delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

9.  Performance Shares and Performance Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Units to Participants in such number as the Committee shall determine. Each grant of Performance Shares or Performance Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. Each Performance Unit shall have an initial dollar value determined by the Committee. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set Performance Objectives in its sole discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares that will be paid to the Participant.

b. The Award Agreement shall specify the Performance Period for each grant of Performance Shares and Performance Units.

c. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the value and number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved.

d. Each Award Agreement shall set forth the date for settlement of the Performance Shares and Performance Units, which date shall not be earlier than the end of the Performance Period and following the Committee’s determination of actual performance against the Performance Objectives and related goals established by the Committee.

e. The Award Agreement shall specify whether the earned Performance Shares and earned Performance Units shall be paid by the Company by issuance or delivery of Shares, Restricted Shares or Restricted Share Units or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

10.  Other Stock-Based Awards.

a. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Other Stock-Based Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards, including the Period of Restriction, if applicable. Shares issued or delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards, notes or other property, as the Committee shall determine.

b. Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 10.

c. The Committee is authorized to grant Shares purely as a “bonus” and not subject to any restrictions or conditions, or to grant Shares or other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

11.  Dividend Equivalents.  At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. No Dividend Equivalents shall relate to Shares underlying a Stock Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Stock Option or SAR to be subject to Section 409A of the Code.

12.  Compliance with Section 409A.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13.  Compliance with Section 162(m).

a. The Committee may specify that the granting, vesting or payment of an Award will be conditioned upon the degree of attainment of one or more Performance Objectives. If the Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

b. The Performance Period for any Award that is intended to qualify for the Performance-Based Exception shall be specified in the Award Agreement. The Performance Objectives shall be established not later than 90 days after the beginning of the Performance Period or, if earlier, by the date which is no later than the date that 25% of the applicable Performance Period has elapsed.

c. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

14.  Transferability.

a. Except as otherwise determined by the Committee pursuant to the provisions of Section 14(c), no Award or Dividend Equivalents paid with respect to Awards made under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and SARs will be exercisable during a Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

b. The Committee may specify in an Award Agreement that part or all of the Shares that are to be issued or delivered by the Company upon the exercise of Stock Options or SARs, upon the termination of the Period of Restriction applicable to Restricted Shares or Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units will be subject to further restrictions on transfer.

c. Notwithstanding Section 14(a), the Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, or any successor provision) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice (as specified by the Committee and set forth in the Award Agreement) thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

15.  Adjustments.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 2 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, Grant Price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify; (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.  Fractional Shares.  The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

17.  Withholding Taxes.  To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or SAR exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of the Stock Option or SAR or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

18.  Foreign Employees.  In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

19.  Change in Control.

a. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 19(b), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws:

(i) any and all outstanding Stock Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the full duration of their term;

(ii) any Period of Restriction or other restriction imposed on Restricted Shares, Restricted Share Units, and Other Stock-Based Awards shall immediately lapse; and

(iii) any and all Performance Shares, Performance Units and other Awards (if performance-based) shall immediately vest in full at the target level.

b. In connection with a Change in Control, the Committee may, in its sole discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the Shares subject to the Award (less any Exercise Price or Grant Price), which amount may be zero (0) if applicable.

20.  Detrimental Activity.

a. Any Award Agreement may provide that if the Committee determines a Participant has engaged in any Detrimental Activity, either during service with the Company or a Subsidiary or within a specified period after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the Participant shall:

(i) forfeit that Award to the extent then held by the Participant;

(ii) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to that Award, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and

(iii) with respect to any Shares acquired pursuant to that Award that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

b. To the extent that such amounts are not immediately returned or paid to the Company as provided herein, the Company may, to the extent permitted by law, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

21.  Amendment, Modification and Termination.

a. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to continue to comply with the New York Stock Exchange rules or any rule promulgated by the SEC or any other securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the Period of Restriction or other time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 21(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c. Except for adjustments made pursuant to Section 15, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Grant Price, respectively. No Stock Option or SAR will be cancelled and replaced with awards having a lower Exercise Price or Grant Price, respectively, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Section 15. Furthermore, no Stock Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 21(c) is intended to prohibit the repricing of “underwater” Stock Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 15.

d. Notwithstanding any other provision of the Plan to the contrary (other than Section 15, 20(b) and 21(e)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

e. Notwithstanding any other provision of the Plan to the contrary, the Committee shall be authorized to make minor or administrative amendments to the Plan and may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future Applicable Law (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated there under.

22.  Applicable Laws.  The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. This Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the state courts of Hamilton County, Ohio and the federal courts in the Southern District of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

23.  Substitute Awards for Awards Granted by Other Entities.  Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees or Directors of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by Applicable Law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

24.  Miscellaneous.

a. Except with respect to Stock Options and SARs, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f. No Participant or any eligible Employee or Director shall have any claim to be granted any Award under the Plan. No Participant shall have any rights as a shareholder with respect to any Shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

g. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

h. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

25.  Definitions.  As used in the Plan, the following definitions shall apply.

“Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the Applicable Laws of any other country or jurisdiction where Awards are granted under the Plan.

“Award” means a Nonqualified Stock Option, Incentive Stock Option, SAR, Restricted Shares Award, Restricted Share Unit, Performance Share, Performance Unit, Other Stock-Based Award or Dividend Equivalent granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (i) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Beneficial Ownership” and “Beneficial Owner” have the meanings given such terms in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in (i) the employment agreement, if any, between the Participant and the Company or Subsidiary, or (ii) during the applicable severance protection period under the Scripps Networks Interactive, Inc. Executive Change in Control Plan (the “CIC Severance Plan”), the CIC Severance Plan, if the Participant is a participant in such plan. If the Participant is not a party to an employment agreement with the Company or a Subsidiary in which such term is defined, or if during the applicable severance protection period, the Participant is not a participant in the CIC Severance Plan, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean: (i) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any Subsidiary; (ii) willful failure to perform duties of employment, if such failure has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof; or (iii) breach of any material term, provision or condition of employment, which breach has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof.

“Change in Control” means (except as may be otherwise prescribed by the Committee in an Award Agreement): (i) any Person becomes a Beneficial Owner of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”); (ii) the majority of the Board consists of individuals other than Incumbent Directors; or (iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan.

“Company” has the meaning given such term in Section 1 and any successor thereto.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Detrimental Activity” except as may be otherwise specified in a Participant’s Award Agreement, means activity that results in termination of the Participant’s employment for Cause.

“Director” means any individual who is a member of the Board who is not an Employee.

“Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Section 11.

“Effective Date” has the meaning given such term in Section 1.

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to a Stock Option.

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) the closing sale price per Share as reported on the New York Stock Exchange, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; and (ii) in the absence of such markets for the Shares, the Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code), and such determination shall be conclusive and binding for all purposes.

“Free-Standing SAR” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with a Stock Option.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6, used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 4 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant. The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Performance Period” means the period during which a Performance Objective must be met.

“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

“Performance Unit” means a bookkeeping entry that records a unit awarded pursuant to Section 9.

“Period of Restriction” means the period during which Restricted Shares, Restricted Share Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Sections 7, 8 and 10 herein.

“Person” means Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” (as defined in Section 13(d) of the Exchange Act).

“Plan” means this Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan, amended and restated as provided herein, and as further amended from time to time.

“Restricted Shares” means Shares granted or sold pursuant to Section 7 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

“Restricted Share Units” means a grant of the right to receive Shares or cash at the end of a specified Period of Restriction made pursuant to Section 8.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a Class A Common Share of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 6, and shall include both Tandem SARs and Free-Standing SARs.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 5. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

“Tandem SAR” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with a Stock Option.

“Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

[END OF DOCUMENT]

EXHIBIT B

Scripps Networks Interactive, Inc.
Executive Annual Incentive Plan
(as Amended and Restated)

1.  Purpose of the Plan; Effective Date

The purpose of the Executive Annual Incentive Plan (the “Plan”) is to promote the interests of Scripps Networks Interactive, Inc. (the “Company”) and its shareholders by providing incentive compensation for certain designated key executives and employees of the Company and its subsidiaries.

This Plan was adopted effective immediately prior to the Distribution Date as defined in the Employee Matters Agreement by and between The E. W. Scripps Company and the Company (the “Effective Date”) by the Board of Directors of the Company. The Plan is amended and restated as provided herein, effective as of February 18, 2010.

2.  Definitions

As used in this Plan, the following capitalized terms have the respective meanings set forth in this section:

(a) Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate:  Means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

(c) Award:  A periodic cash incentive award granted pursuant to the Plan.

(d) Beneficial Owner:  As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e) Board:  The Board of Directors of the Company.

(f) Change in Control shall occur with respect to all participants in the Plan when after the Distribution Date:

(i) any Person becomes a “Beneficial Owner” of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”);

(ii) the majority of the Board of Directors of the Company (the “Board”) consists of individuals other than Incumbent Directors; or

(iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution);

(g) Change in Control shall occur with respect to a particular participant in the Plan employed by a particular subsidiary or division of a subsidiary when after the Distribution Date:

(i) any Person, other than the Company or an Affiliate, acquires Beneficial Ownership of securities of the particular subsidiary of the Company employing the participant having at least fifty percent (50%) of the voting power of such subsidiary’s then outstanding securities; or

(ii) the particular subsidiary sells to any Person other than the Company or an Affiliate all or substantially all of the assets of the particular division thereof to which the participant is assigned.

(h) Code:  The internal Revenue Code of 1986, as amended, or any successor thereto.

(i) Committee:  The Compensation Committee of the Board, or any successor thereto, or any other committee designated by the Board to assume the obligations of the Committee hereunder.

(j) Company:  Scripps Networks Interactive, Inc., an Ohio corporation.

(k) Covered Employee:  An employee who is, or who is anticipated to become, a covered employee, as such term is defined in Section 162(m) of the Code (or any successor section thereto).

(l) Distribution Date:  Has the meaning given that term in Section 1.

(m) Effective Date:  Has the meaning given that term in Section 1.

(n) Incumbent Director:  Means a member of the Board on the Distribution Date, provided that any person becoming a director subsequent to the Distribution Date, whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

(o) Participant:  A Covered Employee of the Company or any of its Subsidiaries who is selected by the

Committee to participate in the Plan pursuant to Section 4 of the Plan.

(p) Performance Period:  The calendar year or any other period that the Committee, in its sole discretion, may determine.

(q) Person:  As such term is used for purposes of Section 13(d) or 14(d) of the Act or any successor sections thereto.

(r) Plan:  The Scripps Networks Interactive, Inc. Executive Annual Incentive Plan.

(s) Separation from Service:  A “separation from service” as defined under Section 409A of the Code. Upon a sale or other disposition of the assets of the Company or any Affiliate to an unrelated purchaser, the Committee reserves the right, to the extent permitted by Section 409A of the Code, to determine whether Participants providing services to the purchaser after and in connection with the purchase transaction have experienced a Separation from Service.

(t) Shares:  Class A common shares of the Company.

3.  Administration

The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Sections 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4.  Eligibility and Participation

The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries.

5.  Awards

(a) Performance Goals.  A Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which it conducts business or other events or circumstances render any performance goal to be unsuitable, the Committee may modify the performance goal or the related levels of achievement, in whole or in part, as the Committee deems appropriate; provided, however, that no such action may result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. The performance goals, which must be objective, shall be based solely upon specified levels of or growth in one or more or the following criteria:

1. Earnings per share;

2. Segment profit;

3. Gross margin;

4. Operating or other expenses;

5. Earnings before interest and taxes (“EBIT”);

6. Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

7. Free cash flow;

8. Net income;

9. Return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity);

10. Stock price appreciation;

11. Viewer ratings or impressions;

12. Online revenue;

13. Online segment profit;

14. Website traffic;

15. Market share; and

16. Revenue.

The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the Company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $4,000,000.

(b) Payment.  The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify, and ascertain the amount of the applicable Award. No Awards will be paid for such Performance Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period, but in no event later than March 15 of the calendar year immediately following the end of the Performance Period.

(c) Compliance with Section 162(m) of the Code.  The provisions of this Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code as necessary to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards.

(d) Termination of Employment.  If a Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant’s employment is otherwise terminated (except with cause by the Company, as determined by the Committee in its sole discretion) during a Performance Period (other than a Performance Period in which a Change in Control occurs), a pro rata share of the Participant’s award based on the period of actual participation shall be paid to the Participant after the end of the Performance Period, but in no event later than March 15 of the calendar year immediately following the end of the Performance Period, if it would have become earned and payable had the Participant’s employment status not changed; provided, however, that the amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee.

6.  Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant’s consent, unless the Board or the Committee, as the case may be, determines in good faith that such action is necessary to comply with Section 409A of the Code; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Section 162(m) of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10 of the Plan after the occurrence of a Change in Control.

7.  No Right to Employment

Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8.  Nontransferability of Awards

An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9.  Reduction of Awards

Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10.  Change in Control

In the event that (i) a Participant incurs a Separation from Service during a given Performance Period (the “Affected Performance Period”) and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such Separation from Service, then such Participant shall receive an Award for the Affected Performance Period as if the performance goals for such Performance Period had been achieved at 100%. The Award shall be paid to the Participant within 30 days following the date of his or her Separation from Service; provided, however, that if the Participant is a “specified employee,” as determined under the Company’s policy for determining specified employees, on the date of his or her Separation from Service, then to the extent required in order to comply with Section 409A of the Code, the Award shall instead be paid (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of Separation from Service) within 10 days after the first business day following the six month anniversary of such Separation from Service (or, if the Participant dies during such six-month period, within 10 days after the Participant’s death).

11.  Compliance with Section 409A

It is intended that the payments of Awards provided under this Plan shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent.

12.  Miscellaneous Provisions

The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants’ rights to the payment hereunder shall be no greater than the rights of the Company’s (or Subsidiary’s) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

13.  Choice of Law

The Plan shall be governed by and construed in accordance with Ohio law.

[END OF DOCUMENT]

[This Page Intentionally Left Blank]

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.proxyvoting.com/sni

Scripps Networks Interactive, Inc.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
 WO#
67249
▼ FOLD AND DETACH HERE ▼

Please mark your votes as	☒
indicated in this example

		FOR	WITHHOLD AUTHORITY	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1.	To vote for the following nominees for election as directors:	☐	☐	☐	2.	To approve the 2008 Long-Term Incentive Plan.	☐	☐	☐

	Nominees:
	(01) John H. Burlingame	(05) Nicholas B. Paumgarten			3.	To approve the Executive Annual Incentive Plan.	☐	☐	☐
	(02) Michael R. Costa	(06) Mary McCabe Peirce
	(03) Kenneth W. Lowe	(07) Jeffrey Sagansky
	(04) Jarl Mohn	(08) Nackey E. Scagliotti			3.	To transact such other business as may properly come before the meeting.

(INSTRUCTIONS: To vote for all nominees, mark the “For” box. To withhold authority to vote for all nominees, mark the “Withhold Authority” box. To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://www.proxydocs.com/sni
▼ FOLD AND DETACH HERE ▼
SCRIPPS NETWORKS INTERACTIVE, INC.
PROXY FOR COMMON VOTING SHARES
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
     The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and ANATOLIO B. CRUZ III and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Queen City Club, Cincinnati, Ohio, on Wednesday, April 28, 2010, at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
     The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1 and FOR approval of the 2008 Long-Term Incentive Plan and FOR approval of the Executive Annual Incentive Plan.
(Continued, and to be signed, on the other side.)

Address Change/Comments
(Mark the corresponding box on the reverse side)

       BNY MELLON SHAREOWNER SERVICES
       P.O. BOX 3550
       SOUTH HACKENSACK, NJ 07606-9250
 WO#
67249

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.proxyvoting.com/sni

Scripps Networks Interactive, Inc.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
 WO#
67253-2
67249-2
▼ FOLD AND DETACH HERE ▼

Please mark your votes as	☒
indicated in this example

		FOR	WITHHOLD AUTHORITY	*EXCEPTIONS

1.	To vote for the following nominees for election as directors:	☐	☐	☐	2.	To transact such other business as may properly come before the meeting.

	Nominees:
	(01) David A. Gall oway
	(02) Dale Pond
	(03) Ronald W. Tysoe

(INSTRUCTIONS: To vote for all nominees, mark the “For” box. To withhold authority to vote for all nominees, mark the “Withhold Authority” box. To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://www.proxydocs.com/sni
▼ FOLD AND DETACH HERE ▼
SCRIPPS NETWORKS INTERACTIVE, INC.
PROXY FOR CLASS A COMMON SHARES
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
     The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and ANATOLIO B. CRUZ III and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Queen City Club, Cincinnati, Ohio, on Wednesday, April 28, 2010, at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
     The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.
     Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated March 15, 2010 is hereby acknowledged.
(Continued, and to be signed, on the other side.)

Address Change/Comments
(Mark the corresponding box on the reverse side)

       BNY MELLON SHAREOWNER SERVICES
       P.O. BOX 3550
       SOUTH HACKENSACK, NJ 07606-9250
 WO#
67253-2
67249-2